                                                                   Exhibit 99.2





                            ASSET PURCHASE AGREEMENT


                                   dated as of

                                 April 26, 1999


                                     between



                              EMERSON ELECTRIC CO.



                                       and



                                 MAGNETEK, INC.

                                TABLE OF CONTENTS

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

                                                                                             PAGE
                                                                                             ----

                              ARTICLE 1 DEFINITIONS

SECTION 1.01.  DEFINITIONS.......................................................................1

                          ARTICLE 2 PURCHASE AND SALE


SECTION 2.01.  PURCHASE AND SALE................................................................10
SECTION 2.02.  EXCLUDED ASSETS..................................................................12
SECTION 2.03.  ASSUMED LIABILITIES..............................................................13
SECTION 2.04.  EXCLUDED LIABILITIES.............................................................13
SECTION 2.05.  ASSIGNMENT OF CONTRACTS AND RIGHTS...............................................15
SECTION 2.06.  PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE.....................................15
SECTION 2.07.  CLOSING..........................................................................16
SECTION 2.08.  CLOSING STATEMENTS...............................................................17
SECTION 2.09.  ADJUSTMENT OF PURCHASE PRICE.....................................................20
SECTION 2.10.  ESCROW...........................................................................22

           ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER RELATING
                          TO CERTAIN CORPORATE MATTERS


SECTION 3.01.  CORPORATE EXISTENCE AND POWER....................................................22
SECTION 3.02.  CORPORATE AUTHORIZATION..........................................................22
SECTION 3.03.  GOVERNMENTAL AUTHORIZATION.......................................................23
SECTION 3.04.  NONCONTRAVENTION.................................................................23
SECTION 3.05.  REQUIRED CONSENTS................................................................23
SECTION 3.06.  JOINT VENTURE AFFILIATES.........................................................23

           ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO THE BUSINESS (OTHER THAN AS CONDUCTED BY MAGNETEK FUZHOU)


SECTION 4.01.  FINANCIAL STATEMENTS.............................................................24
SECTION 4.02.  ABSENCE OF CERTAIN CHANGES.......................................................24
SECTION 4.03.  MATERIAL CONTRACTS...............................................................26
SECTION 4.04.  LITIGATION.......................................................................28
SECTION 4.05.  COMPLIANCE WITH LAWS AND COURT ORDERS............................................28

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

SECTION 4.06.  PROPERTIES.......................................................................28
SECTION 4.07.  SUFFICIENCY OF AND TITLE TO THE PURCHASED ASSETS.................................30
SECTION 4.08.  PRODUCTS.........................................................................30
SECTION 4.09.  INTELLECTUAL PROPERTY............................................................30
SECTION 4.10.  LICENSES AND PERMITS ............................................................32
SECTION 4.11.  INVENTORIES......................................................................33
SECTION 4.12.  FINDERS'FEES.....................................................................33
SECTION 4.13.  EMPLOYEES........................................................................33
SECTION 4.14.  ENVIRONMENTAL COMPLIANCE.........................................................34

         ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO
                                MAGNETEK FUZHOU


SECTION 5.01.  CORPORATE EXISTENCE AND POWER....................................................36
SECTION 5.02.  CAPITALIZATION...................................................................36
SECTION 5.03.  NONCONTRAVENTION.................................................................36
SECTION 5.04.  AUTHORIZATION....................................................................37
SECTION 5.05.  LITIGATION.......................................................................37
SECTION 5.06.  COMPLIANCE WITH LAWS.............................................................37
SECTION 5.07.  FINANCIAL STATEMENTS.............................................................37
SECTION 5.08.  ABSENCE OF CERTAIN CHANGES.......................................................37
SECTION 5.09.  UNDISCLOSED LIABILITIES..........................................................37
SECTION 5.10.  MATERIAL CONTRACTS...............................................................38
SECTION 5.11.  GOVERNMENTAL AUTHORIZATION.......................................................38
SECTION 5.12.  SUBSIDIARIES AND JOINT VENTURE AFFILIATES........................................38
SECTION 5.13.  TAX TREATMENT....................................................................38
SECTION 5.14.  ENVIRONMENTAL MATTERS............................................................38

         ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO
                                 MAGNETEK CHINA


SECTION 6.01.  CORPORATE EXISTENCE AND POWER....................................................39
SECTION 6.02.  SCOPE OF BUSINESS................................................................39
SECTION 6.03.  CAPITALIZATION...................................................................39
SECTION 6.04.  OWNERSHIP OF SHARES..............................................................40
SECTION 6.05.  UNDISCLOSED LIABILITIES..........................................................40
SECTION 6.06.  TAX TREATMENT....................................................................40

                ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF BUYER



SECTION 7.01.  CORPORATE EXISTENCE AND POWER....................................................40
SECTION 7.02.  CORPORATE AUTHORIZATION..........................................................41
SECTION 7.03.  GOVERNMENTAL AUTHORIZATION.......................................................41
SECTION 7.04.  NONCONTRAVENTION.................................................................41
SECTION 7.05.  LITIGATION.......................................................................41
SECTION 7.06.  FINDERS'FEES.....................................................................41

                          ARTICLE 8 COVENANTS OF SELLER


SECTION 8.01.  CONDUCT OF THE BUSINESS..........................................................42
SECTION 8.02.  ACCESS TO INFORMATION; CONFIDENTIALITY...........................................43
SECTION 8.03.  NOTICES OF CERTAIN EVENTS........................................................44
SECTION 8.04.  NONCOMPETITION...................................................................45
SECTION 8.05.  COLLECTION OF RECEIVABLES........................................................46
SECTION 8.06.  CERTAIN CONTRACTS................................................................47
SECTION 8.07.  MAGNETEK FUZHOU PAYABLES/RECEIVABLES.............................................47
SECTION 8.08.  CONVEYANCE OF CERTAIN INTELLECTUAL PROPERTY RIGHTS...............................47
SECTION 8.09. APPROVALS/WAIVERS RELATING TO MAGNETEK CHINA......................................47

                          ARTICLE 9 COVENANTS OF BUYER


SECTION 9.01.  ACCESS...........................................................................48
SECTION 9.02.  CONFIDENTIALITY..................................................................48

                    ARTICLE 10 COVENANTS OF BUYER AND SELLER


SECTION 10.01.  FURTHER ASSURANCES..............................................................48
SECTION 10.02.  CERTAIN FILINGS.................................................................49
SECTION 10.03.  PUBLIC ANNOUNCEMENTS............................................................49
SECTION 10.04.  TRADEMARKS; TRADENAMES..........................................................49
SECTION 10.05.  WARN ACT........................................................................49
SECTION 10.06. SELLER ACCOUNTS RECEIVABLE.......................................................49
SECTION 10.07. HUNGARIAN ASSETS.................................................................50
SECTION 10.08. INTEREST ON LATE PAYMENTS........................................................50
SECTION 10.09.  ASSUMPTION OF WAREHOUSE LEASE...................................................50
SECTION 10.10.  PAYMENT OF PAYABLES.............................................................51


                             ARTICLE 11 TAX MATTERS



SECTION 11.01.  TAX REPRESENTATIONS.............................................................51
SECTION 11.02.  TAX COOPERATION; ALLOCATION OF TAXES; TAX COVENANTS.............................52

                          ARTICLE 12 EMPLOYEE BENEFITS


SECTION 12.01.  ERISA REPRESENTATIONS...........................................................55
SECTION 12.02.  EMPLOYEES AND OFFERS OF EMPLOYMENT..............................................56
SECTION 12.03.  SELLER'S EMPLOYEE BENEFIT PLANS.................................................57
SECTION 12.04.  BUYER BENEFIT PLANS.............................................................58
SECTION 12.05.  QUALIFIED DEFINED BENEFIT PLANS.................................................59
SECTION 12.06.  RETIREE HEALTH..................................................................60
SECTION 12.07.  NO THIRD PARTY BENEFICIARIES....................................................61
SECTION 12.08.  PAYMENT OF WORKERS'COMPENSATION CLAIMS AND HEALTH INSURANCE CLAIMS..............61
SECTION 12.09.  CAFETERIA PLAN..................................................................61

                        ARTICLE 13 CONDITIONS TO CLOSING


SECTION 13.01.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER...................................62
SECTION 13.02.  CONDITIONS TO OBLIGATION OF BUYER...............................................62
SECTION 13.03.  CONDITIONS TO OBLIGATION OF SELLER..............................................63

                      ARTICLE 14 SURVIVAL; INDEMNIFICATION


SECTION 14.01.  SURVIVAL........................................................................64
SECTION 14.02.  INDEMNIFICATION.................................................................64
SECTION 14.03.  LIMITATION ON INDEMNITY.........................................................67
SECTION 14.04.  PROCEDURES FOR THIRD PARTY CLAIMS...............................................68
SECTION 14.05.  PROCEDURES FOR DIRECT CLAIMS....................................................69

                             ARTICLE 15 TERMINATION


SECTION 15.01.  GROUNDS FOR TERMINATION.........................................................70
SECTION 15.02.  EFFECT OF TERMINATION...........................................................71

                            ARTICLE 16 MISCELLANEOUS


SECTION 16.01.  NOTICES.........................................................................71



SECTION 16.02.  AMENDMENTS AND WAIVERS..........................................................72
SECTION 16.03.  EXPENSES........................................................................73
SECTION 16.04.  SUCCESSORS AND ASSIGNS..........................................................73
SECTION 16.05.  GOVERNING LAW...................................................................73
SECTION 16.06.  JURISDICTION....................................................................73
SECTION 16.07.  WAIVER OF JURY TRIAL............................................................74
SECTION 16.08.  REPRESENTATIONS AND WARRANTIES..................................................74
SECTION 16.09.  COUNTERPARTS; EFFECTIVENESS.....................................................74
SECTION 16.10.  ENTIRE AGREEMENT................................................................74
SECTION 16.11.  BULK SALES LAWS.................................................................74
SECTION 16.12.  CAPTIONS........................................................................75



EXHIBITS

Exhibit A - Escrow Agreement

SCHEDULES

Schedule 1.01(a)      - Hungarian Assets
Schedule 1.01(b)      - MagneTek Rights
Schedule 2.01         - Excluded Assets at the Lexington Tennessee Facility
Schedule 2.08         - Inventory Reserve
Schedule 3.03         - Governmental Authorizations
Schedule 3.04         - No Breach of Contract and No Violation of Applicable Law
                        or Charter Documents
Schedule 3.05         - Contracts Requiring Consent to Assign
Schedule 4.01         - Balance Sheets and Statements of Income and Cash
                        Flows - MagneTek
Schedule 4.02         - Absence of Material Changes
Schedule 4.03         - Material Contracts - MagneTek
Schedule 4.03(b)      - Invalid or Non-Binding Agreements - MagneTek
Schedule 4.04         - Litigation - MagneTek
Schedule 4.05         - Non-Compliance with Laws and Court Orders - MagneTek
Schedule 4.06(a)      - Real Property
Schedule 4.06(b)      - Liens
Schedule 4.06(d)      - Condition and Maintenance of Purchased Assets
Schedule 4.07(a)      - Sufficiency of Purchased Assets
Schedule 4.08         - Product Liability Claims
Schedule 4.09(a)      - Intellectual Property Rights and Licenses
Schedule 4.09(b)      - Licences and Sublicences
Schedule 4.09(c)      - Infringement or Misappropriation of Intellectual Property
                        Rights



Schedule 4.09(d)      - Trade Secrets, Processes and Formulae, Research and
                        Development Results and Other Know-How
Schedule 4.09(k)      - Options, Licences and Sublicences of Business Intellectual
                        Property Rights
Schedule 4.09(l)      - Payment of Royalties Under Business Intellectual Property
                        Rights Licences
Schedule 4.13(a)      - Employees
Schedule 4.13(b)      - Labor Practices
Schedule 4.14         - Environmental Compliance
Schedule 5.03         - Noncontravention - MagneTek Fuzhou
Schedule 5.05         - Litigation - MagneTek Fuzhou
Schedule 5.06         - Non-Compliance with Laws and Court Orders - MagneTek
                        Fuzhou
Schedule 5.07         - Balance Sheets and Statements of Income and Cash Flows
                      - MagneTek Fuzhou
Schedule 5.09         - Liabilities - MagneTek Fuzhou
Schedule 5.10         - Material Contracts to which MagneTek Fuzhou is a Party
Schedule 8.04         - Products Specifically Excluded from Noncompetition
Schedule 8.07         - Statement of Intercompany Accounts
Schedule 11.01        - Contested Tax Liabilities
Schedule 12.01(a)     - Material Employer Plans
Schedule 12.01(b)     - Multiemployer Plans and Employee Plans Subject to Title IV
                        of ERISA
Schedule 12.01(d)     - Benefit Arrangements
Schedule 12.01(e)     - Employee Post-Retirement and Medical or Health Plans
Schedule 12.01(f)     - Material Increases in Expense of Maintaining Employee
                        Plans or Benefit Arrangements
Schedule 12.01(i)     - International Plan Liabilities
Schedule 12.09        - Cafeteria Plan


                            ASSET PURCHASE AGREEMENT


         AGREEMENT dated as of April 26, 1999 between Emerson Electric Co., a Missouri corporation ("BUYER"), and MagneTek, Inc., a Delaware corporation ("SELLER").

                              W I T N E S S E T H :

         WHEREAS, Seller and its Subsidiaries, among other things, conducts a business (which for the purposes of this Agreement shall not include the businesses (or activities) described on Schedule 8.04) that consists of the design, manufacture, sale and distribution of alternators (including associated spare parts) (the "BUSINESS"), it being understood that (i) Caterpillar Inc. and its Affiliates (including without limitation, F. G. Wilson, L.L.C. and its Subsidiaries) is the primary customer of alternators sold by the Business under the "MagneTek" name and (ii) part of the Business is conducted through a joint venture in China.

         WHEREAS, Buyer desires to purchase substantially all of the assets of the Business, including the stock of the joint venture (through the acquisition of a special purpose Cayman Islands holding company), from Seller, and Seller desires to sell substantially all of the assets of the Business and such stock to Buyer, upon the terms and subject to the conditions hereinafter set forth.

         The parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1.  DEFINITIONS.

          (a) The following terms, as used herein, have the following meanings:

         "ACCOUNTING REFEREE" means a nationally recognized accounting firm jointly retained by Buyer and Seller.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "APPLICABLE LAW" means, with respect to any Person, any statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or any of their respective businesses, properties, assets or Representatives (in connection with such Representative's activities on behalf of such Person or any of its Affiliates).

         "ASSIGNMENT AND ASSUMPTION AGREEMENTS" means one or more Assignment and Assumption Agreements entered into on the date hereof between Buyer and one or more of its Affiliates.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "BUSINESS INTELLECTUAL PROPERTY RIGHTS" means Intellectual Property Rights owned by or licensed to Seller or any of its Subsidiaries (other than the MagneTek Rights) and either (i) used primarily in the Business or (ii) developed primarily for the benefit of the Business (whether or not currently used or implemented in any product or process).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

         "CLOSING" means the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder.

         "CLOSING CENTURY 2000 RECEIVABLES" means the receivables relating solely to the Century 2000 product line which are outstanding on the day prior to the Closing Date.

         "CLOSING DATE" means 12.01 a.m. on April 26, 1999.

         "CLOSING STATEMENTS" means the Lexington Closing Balance Sheet and/or the Fuzhou Closing Balance Sheet.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated December 17, 1998, as amended, between Buyer and Seller.

         "CONTEMPLATED TRANSACTIONS" means the transactions contemplated by the Transaction Documents.

         "DAMAGES" means damage, loss, liability and expense (including without limitation, reasonable out-of-pocket expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding).

         "DEBT" of Seller means at any date, (i) all obligations of Seller or any of its Subsidiaries for borrowed money, (ii) all obligations of Seller or any of its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (iii) all debt of others secured by a Lien on any asset of Seller or any of its Subsidiaries, whether or not such debt is assumed by Seller or any of its Subsidiaries and (iv) all debt of others guaranteed by Seller or any of its Subsidiaries.

         "EMPLOYEE PLANS" means the plans referred to in the first sentence of
Section 12.01.

         "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any Governmental Authority relating to the environment or to Hazardous Substances, including, without limitation, CERCLA, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Air Act of 1970, as amended, the Federal Water Pollution Control Act, as amended, the Toxic Substances Control Act of 1976, as amended, and similar state, local or foreign laws, in each case as in effect on or prior to the date hereof.

         "ENVIRONMENTAL LIABILITIES" means any and all Damages (including cost of any Remedial Action incurred after the Closing Date) other than MagneTek Fuzhou Environmental Liabilities arising in connection with or in any way relating to any property now or previously owned, leased or operated by the Business, the Purchased Assets or any activities or operations occurring or conducted in connection with the Business or at the Real Property (including, without limitation, offsite disposal), whether or not disclosed pursuant to
Schedule 4.14, which arise out of or relate to the occurrence or existence prior to the Closing Date, of (i) releases of Hazardous Substances, (ii) the use, generation, storage, disposal, treatment or recycling of any Hazardous Substances at or under the Real Property, (iii) facts, circumstances or conditions which could result in a governmental or third party claim, litigation, or proceeding relating to any Hazardous Substance or (iv) the violation of or liability under any Environmental Law or Environmental Permit.

         "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Authority required by Environmental Laws and affecting, or relating to, the Business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "ESCROW AGREEMENT" means the agreement among Buyer, Seller and Escrow Agent in substantially the form of Exhibit G hereto.

         "GOVERNMENTAL AUTHORITY" means any governmental authority, court, self-regulatory organization, tribunal or any regulatory, administrative or other agency.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material or any pollutant or contaminant, in each case regulated under any Environmental Law including, without limitation, petroleum, its derivatives and by-products.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HUNGARIAN ASSETS" means the assets located in Budapest, Hungary that are set forth on Schedule 1.01(a).

         "INTERNATIONAL PLAN" means an employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within 30 days without liability of Seller or any of its ERISA Affiliates), or a plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (a) is not an Employee Plan or a Benefit Arrangement, (b) is maintained or contributed to by Seller or any of its ERISA Affiliate and (c) covers any employee or former employee of Seller or any of its Subsidiaries.

         "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, patent, copyright, trade secret, mask work, know-how, invention, discovery, technology, information, formula, process, research and development data, software and firmware or any other intellectual property right or other intangible property (including registrations and applications for the foregoing and derivatives, continuations, continuations-in-part, divisions, extensions, reissues and renewals therefor).

         "JOINT VENTURE AFFILIATE" means a corporation, partnership, limited liability company or other entity through which a portion of the Business is conducted in which Seller or any of its Subsidiaries hold a direct or indirect equity, profit, voting or other interest.

         "LEXINGTON BALANCE SHEET" means the unaudited balance sheet of the Business as of November 30, 1998.

         "LEXINGTON BALANCE SHEET DATE" means November 30, 1998.

         "LEXINGTON TENNESSEE FACILITY" means the real property and facilities located at 669 Natchez Trace Drive, Lexington, Tennessee.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other similar claim of any kind in respect of such property or asset. In addition, for the purposes of the Transaction Documents, any property or asset shall be deemed to be subject to a Lien if it is subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "LICENSE AGREEMENT" means the License Agreement dated as of the date hereof between Buyer and Seller.

         "MAGNETEK CHINA" means MagneTek China Limited, a Cayman Island Exempted Company.

         "MAGNETEK FUZHOU" means MagneTek Fuzhou Generator Company Limited, a joint venture in China between Seller and Fujian Fufa Company Limited ("FUJIAN FUFA").

         "MAGNETEK FUZHOU BALANCE SHEET" means the unaudited balance sheet of the MagneTek Fuzhou as of November 30, 1998.

         "MAGNETEK FUZHOU BALANCE SHEET DATE" means November 30, 1998.

         "MAGNETEK FUZHOU REAL PROPERTY" means all real property and leases of, and other interests in, real property used or held by MagneTek Fuzhou.

         "MAGNETEK RIGHTS" means Seller's rights as of Closing in all trademarks, service marks, trade names or slogans that include "MagneTek", the "MagneTek" logo, "Century", the "Energy Engineered M" and design and the "Power M" design, all as are set forth in Schedule 1.01(b), and any marks, names or slogans that are likely to cause confusion with the items set forth on Schedule 1.01(b).

         "MANUFACTURING AND FACILITIES AGREEMENT" means the Integral Motor Manufacturing Services and Facilities Sharing Agreement dated as of the date hereof between Buyer and Seller.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or, to the knowledge of Seller, prospects of the Business (other than the Excluded Assets).

         "MIS AGREEMENT" means the Information Systems Support Agreement dated as of the date hereof between Buyer and Seller.

         "MULTIEMPLOYER PLAN" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

         "OFF-SITE ENVIRONMENTAL LIABILITIES" means any and all Damages arising under or relating to any Environmental Law (including the cost of any Remedial Action incurred after the Closing Date) arising at or relating to real property or facilities other than the Real Property, other than pertaining to MagneTek Fuzhou, whether or not disclosed pursuant to Schedule 4.14, which arise out of or relate to (x) the Business or any activities or operations occurring or conducted in connection with the Business or the Seller and (y) (i) violations of or liability under any Environmental Law occurring or existing on or prior to the Closing Date or (ii) the disposal, treatment, transportation, arrangement for transportation, discharge, injection, spilling, leaking, emission, dumping, pumping, recycling or release of any Hazardous Substance on or prior to the Closing Date, including without limitation the migration of any Hazardous Substance from the Real Property onto any other property.

         "ON-SITE ENVIRONMENTAL LIABILITIES" means any and all Damages arising under or relating to any Environmental Law (including the cost of any Remedial Action incurred after the Closing Date) and arising from acts occurring or conditions existing on or prior to the Closing Date which results in the existence (whether through discharge, injection, spillage, leakage, emission, dumping, pumping, release or otherwise) of any Hazardous Substance in the environment (including, without limitation, the soil or groundwater) at, on or under the Real Property.

         "PERMIT" means any licence, permit, certificate or other similar authorization required for the operation of the Business.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

         "PETTY CASH" means petty cash in respect of the Business in no event to exceed $50,000 and provided such cash is kept either at the Lexington, Tennessee facility or in Seller's bank account at Nationsbank Bank.

         "PRE-CLOSING TAX PERIOD" means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the day of the Closing, the portion of such period up to and including the Closing Date.

         "PURCHASE PRICE" means the purchase price for the Purchased Assets.

         "REAL PROPERTY" means real property and leases of, and other interests in, real property used or held for use by Seller or any of its Subsidiaries primarily in connection with the Business (other than the MagneTek Fuzhou Real Property).

         "REPRESENTATIVES" means with respect to any Person, the officers, directors, employees, accountants, counsel, consultants advisors and agents of such Person.

         "SUBSIDIARY" means with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person. It is understood that MagneTek Fuzhou shall be deemed not to be a Subsidiary of Seller for purposes of each of the Transaction Documents.

         "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by Seller, MagneTek China or MagneTek Fuzhou, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

         "TAX ASSET" means any net operating loss, net capital loss, investment credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes.

         "TRANSACTION DOCUMENTS" means this Agreement, the Manufacturing and Facilities Agreement, the Voltage Regulator Supply Agreement, the License Agreement and the MIS Agreement.

         "TRANSFER TAXES" means excise, sales, use, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees.

         "VOLTAGE REGULATOR SUPPLY AGREEMENT" means the Voltage Regulator Supply Agreement dated as of the date hereof between Buyer and Seller.

         "WAREHOUSE" means the warehouse located at Lexington, Tennessee which is currently used, inter alia, to store certain equipment relating to the Business.

         "WAREHOUSE LEASE" means the lease relating to the Warehouse.

         "WARN ACT" means the Worker Adjustment and Retraining Notification Act.

         "YEAR 2000 COMPLIANT" has the meaning assigned to it in the MIS Agreement.

          (b) "TO THE KNOWLEDGE OF SELLER" (or any similar phrase) means the facts and matters known, or that should have been known had due and diligent inquiries been made, by the management of Seller.

          (c) Each of the following terms is defined in the Section set forth opposite such term:

       TERM                                          SECTION
       Accounting Referee Fees                                          2.06(e)
       Active Employee                                                 12.02(a)
       Allocation                                                       2.06(c)
       Apportioned Obligations                                         11.02(b)
       Allocation                                                       2.06(c)
       Assumed Liabilities                                                 2.03
       Benefit Arrangements                                            12.01(d)
       Buyer Indemnified Party                                         14.02(a)
       Buyer Pension Plan                                           12.05(b)(i)
       Cayman Shares                                                    6.03(a)




       TERM                                          SECTION
       Contracts                                                        2.01(e)
       Employee Plans                                                  12.01(a)
       End Date                                                        15.01(b)
       Excluded Assets                                                     2.02
       Excluded Liabilities                                                2.04
       Fuzhou Base Net Worth                                            2.09(c)
       Fuzhou Closing Balance Sheet                                     2.08(c)
       Fuzhou Closing Net Worth                                         2.09(c)
       Fuzhou Final Net Worth                                           2.09(c)
       Fuzhou Shares                                                    6.03(a)
       Grandfathered Transferred Employees                        12.05(b)(iii)
       Indemnified Parties                                             14.04(a)
       Indemnifying Parties                                            14.04(a)
       Lexington Base Net Worth                                         2.09(c)
       Lexington Closing Balance Sheet                                  2.08(b)
       Lexington Closing Net Worth                                      2.09(c)
       Lexington Final Net Worth                                        2.09(c)
       Permitted Liens                                             4.06(b)(iii)
       Post-Closing Tax Period                                         11.02(b)
       Purchased Assets                                                    2.01
       Required Consents                                                   3.05
       Returns                                                         11.01(c)
       Seller Indemnified Party                                        14.02(b)
       Seller Retirement Plan                                          12.05(a)
       Shares                                                           6.03(a)
       Straddle Taxes                                           14.02(a)(ix)(C)
       Third Party Claims                                              14.04(a)
       Transferred Employees                                           12.02(a)



                                    ARTICLE 2

                                PURCHASE AND SALE

         SECTION 2.1. PURCHASE AND SALE. Except as otherwise provided in Sections 2.02 and 2.04 and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer (or one or more designated Subsidiaries of Buyer notified to Seller prior to the Closing Date) at the Closing, free and clear of all Liens, other than Permitted Liens, all of Seller's and its Subsidiaries' right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, personal or mixed, tangible or intangible, owned, held or used primarily in connection with the Business by Seller and its Subsidiaries as the same shall exist at the Closing Date, including (i) all such assets shown on the Lexington Balance Sheet and not disposed of in the ordinary course of business as permitted by this Agreement, (ii) all such assets not shown on the Lexington Balance Sheet that have been fully depreciated or written off and (iii) all such assets of the Business acquired after the Closing Date by Seller or any of its Subsidiaries (the "PURCHASED ASSETS"), and including, without limitation, all right, title and interest of Seller and its Subsidiaries in, to and under:

                  (a) the Cayman Shares;

                  (b) all Real Property, in each case together with all buildings, fixtures, and improvements erected thereon, including without limitation the property listed on Schedule 4.06(a);

                  (c) all personal property and interests therein used or held for use in connection with the Business, including machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property;

                  (d) all raw materials, work-in-process, finished goods, supplies and other inventories used or held for use in connection with the Business;

                  (e) all rights under all contracts, agreements, leases, licenses, binding commitments, sales and purchase orders to the extent relating to or arising out of the conduct of the Business or the ownership or use of the Purchased Assets other than the Warehouse Lease (collectively, the "CONTRACTS");

                  (f) all accounts, notes and other receivables relating exclusively to the Business;

                  (g) all prepaid expenses, including but not limited to ad valorem taxes, leases and rentals relating to the Business;

                  (h) all Petty Cash;

                  (i) all of Seller's and its Subsidiaries' rights, claims, credits, causes of action or rights of set-off against third parties relating to the Business, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties but excluding rights under insurance policies;

                  (j) all Business Intellectual Property Rights and all licenses under Business Intellectual Property Rights including, but not limited to, the items listed on Schedules 4.09(a) and (b) except as set forth in the MIS Agreement;

                  (k) all transferable Permits used primarily in the Business, including without limitation the transferable items listed on Schedule 4.10;

                  (l) all books, records, files and papers, whether in hard copy or computer format, used primarily in the Business or relating to the Purchased Assets including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers and personnel and employment records of Transferred Employees;

                  (m) the Hungarian Assets;

                  (n) all goodwill associated with the Business or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Business; and

                  (o) the outstanding net balance as of the Closing Date of all amounts payable to Seller (including without limitation the net receivable payable and the current portion of long-term debt) from MagneTek Fuzhou after giving effect to Section 8.07.

         Notwithstanding the foregoing or any provision in this Agreement to the contrary, all of the assets located at the Lexington, Tennessee facility (other than the assets that relate to Seller's integral horsepower motor business as set forth or described on Schedule 2.01) constitute Purchased Assets, whether or not any such assets are used primarily in the Business.

         SECTION 2.2. EXCLUDED ASSETS. Buyer expressly understands and agrees that the following assets and properties of Seller and its Subsidiaries (the "EXCLUDED ASSETS") shall be excluded from the Purchased Assets:

                  (a) all of Seller's and its Subsidiaries' (other than MagneTek China's) cash and cash equivalents on hand and in banks including, without limitation, checking accounts, bank accounts, lock box numbers, certificates of deposit, time deposits, securities and the proceeds of accounts receivable received prior to the Closing Date, including uncashed checks in payment thereof received by Seller on or prior to the Closing Date, in each case whether or not relating to the Business, except for Petty Cash;

                  (b) insurance policies of Seller or any of its Subsidiaries;

                  (c) subject to the limited rights granted in Section 10.04, the MagneTek Rights;

                  (d) except to the extent expressly provided in Sections 12.05 or 12.06, any assets relating to employee benefits or compensation arrangements existing prior to the Closing Date including, without limitation, any assets under any of Seller's or any of its Subsidiaries' employee benefit agreements, plans or other arrangements required to be listed on Schedule 12.01;

                  (e) any Purchased Assets sold or otherwise disposed of in the ordinary course of business and not in violation of any provisions of any of the Transaction Documents during the period from the date of this Agreement until the Closing Date;

                  (f) Seller's and any of its Subsidiaries' (other than MagneTek China's) corporate charter, qualifications to conduct business, arrangements with registered agents relating to qualifications to conduct business, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates and other documents relating solely to the organization, maintenance and existence of Seller or any of its Subsidiaries as a company;

                  (g) (i) any asset or right that is provided to Buyer pursuant to Section 14 of the Manufacturing and Facilities Agreement, (ii) the Warehouse Lease (unless an election to assume such Lease shall have been made by Buyer in accordance with Section 10.09) and (iii) the rights and licenses granted to Buyer under the MIS Agreement, but subject to the terms of the MIS Agreement;

                  (h) all books, records and information pertaining to Taxes, other than the information to which Buyer is entitled under Section 11.02(a);

                  (i) the assets located at the Lexington, Tennessee facility listed or described in the column labeled "PROD" where an item is designated "MTR" on Schedule 2.01.

         SECTION 2.3. ASSUMED LIABILITIES. Upon the terms and subject to the conditions of the Transaction Documents, Buyer agrees, effective as of the Closing Date, to assume the following liabilities (collectively, the "ASSUMED LIABILITIES"):

                  (a) all liabilities set forth on the Lexington Closing Balance Sheet but only to the extent provided for on the Lexington Closing Balance Sheet;

                   (b) all liabilities and obligations of Seller or any of its Subsidiaries arising under the Contracts which remain to be performed, in whole or in part after the Closing Date;

                  (c) all liabilities in respect of Transferred Employees to be assumed by Buyer pursuant to Article 12 hereof;

                  (d) all payables relating solely to the Century 2000 product line in an amount not to exceed the aggregate face amount of the Closing Century 2000 Receivables less $75,000; and

                  (e) all accruals relating solely to the Century 2000 product line.

         SECTION 2.4. EXCLUDED LIABILITIES. Notwithstanding any provision in any of the Transaction Documents or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller or any of its Subsidiaries (or any predecessor of Seller or any of its Subsidiaries or any prior owner of all or part of their businesses and assets) of whatever nature, whether presently in existence or arising after the date of this Agreement. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller and its Subsidiaries (all such liabilities and obligations not being assumed being herein referred to as the "EXCLUDED LIABILITIES"), and, notwithstanding anything to the contrary in any of the Transaction Documents, none of the following shall be Assumed Liabilities for the purposes of this Agreement:

                  (a) any liability or obligation for Taxes except (i) as accrued for on the Lexington Closing Balance Sheet and (ii) Taxes for which Buyer is responsible pursuant to Sections 11.02(b) and (c) and 14.02(b);

                  (b) except to the extent expressly provided in Article 12 and to the extent accrued on the Lexington Closing Balance Sheet, any liability or obligation relating to employee benefits or compensation arrangements existing prior to the Closing Date, including, without limitation, any liability or obligation under any of Seller's or any of its Subsidiaries' employee benefit agreements, plans or other arrangements required to be listed on Schedule 12.01;

                  (c) any liability for (i) warranty claims made after the Closing Date for service, repair, replacement and similar work required under Seller's or any of its Subsidiaries' written warranties with respect to products sold or services provided prior to the Closing Date, the expenses of which, at shop level cost (direct materials, direct labor and factory overhead) exceed the warranty reserve on the Lexington Closing Balance Sheet, (ii) workers' compensation claims with respect to injuries to Transferred Employees prior to the Closing Date,
         (iii) claims under health insurance plans of Seller or any of its Subsidiaries with respect to medical services rendered to Transferred Employees prior to the Closing Date (but not in respect of any sick leave or disability benefits pertaining to any period after the Closing Date regardless of when the relevant illness or condition arose) or
         (iv) any product liability claims for injuries, property damage or other Damages, arising with respect to products designed, manufactured, sold, distributed or provided, or services provided, prior to the Closing Date, the expenses of which exceed the product liability reserve on the Lexington Closing Balance Sheet, but only if written notice of such claims referred to in clauses (i) - (iv) above shall have been delivered to Seller within the two-year period following the Closing Date;

                  (d) all liabilities for any Debt of Seller or any of its Subsidiaries;

                  (e) any Off-Site Environmental Liability;

                  (f) any liability or obligation relating to an Excluded Asset; and

                  (g) any liability for infringement or misappropriation of any Intellectual Property Rights by Seller of any of its Subsidiaries in connection with the operation of the Business prior to Closing.

         SECTION 2.5. ASSIGNMENT OF CONTRACTS AND RIGHTS. Neither this Agreement nor any other Transaction Document shall constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Purchased Asset or in any way adversely affect the rights of Buyer or Seller thereunder. Seller and Buyer will use their best efforts (but without any payment of money by Seller or Buyer) to obtain the consent of the other parties to any such Purchased Asset or any claim or right or any benefit arising thereunder for the assignment thereof to

Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with the Transaction Documents, including sub-contracting, sub-licensing, or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto. In the case of any Contract to which the previous sentence refers, Buyer shall, in its sole discretion, have the right to require Seller to terminate such Contract to the extent the terms thereof permit such termination in which case Seller shall (or shall cause its Subsidiaries to) terminate such Contract to the extent the terms thereof permit such termination. Seller will promptly pay to Buyer when received all monies received by Seller under any Purchased Asset or any claim or right or any benefit arising thereunder, in each case pertaining to post-Closing periods, except to the extent the same represents an Excluded Asset. Notwithstanding anything in the forgoing to the contrary, Seller shall not be relieved of its obligations under the MIS Agreement.

         SECTION 2.6. PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE. (a) The Purchase Price is $115 million in cash. The Purchase Price shall be paid as provided in Section 2.07 and shall be subject to adjustment as provided in
Section 2.09.

          (b) The Purchase Price (plus Assumed Liabilities and plus or minus any adjustments pursuant to Section 2.09, each to the extent properly taken into account under Section 1060 of the Code) shall be allocated among the Purchased Assets and the covenant not to compete contained in Section 8.04 as set forth in this Section 2.06.

          (c) As promptly as practicable, but in no event later than 60 days after the determination of the final Purchase Price pursuant to Section 2.09, Buyer shall deliver to Seller a statement setting forth the allocation of the Purchase Price (plus Assumed Liabilities and plus or minus any adjustments pursuant to Section 2.09) among the Purchased Assets and the covenant not to compete contained in Section 8.04 in accordance with Code Section 1060 and the regulations promulgated thereunder (the "ALLOCATION").

          (d) Seller shall have a period of 30 days after the delivery of the Allocation to consent to the Allocation, which consent shall not be unreasonably withheld. Unless Seller provides written notice to Buyer within such 30 day period that it does not consent to the Allocation, the Allocation shall be binding on the parties without further adjustment.

          (e) If Seller provides such written notice within the 30 day period, Buyer and Seller shall negotiate in good faith and use their best efforts to resolve such dispute. If the parties fail to agree within 10 days after the delivery of the notice, then the Allocation shall be determined by the Accounting Referee. The costs, fees and expenses of the Accounting Referee (the "ACCOUNTING REFEREE FEES") shall be borne equally by Seller and Buyer.

          (f) Seller and Buyer agree to (i) be bound by the Allocation as finally determined, (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all Tax returns (including, without limitation filing Form 8594 with its federal income Tax return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, Tax review or Tax litigation relating thereto and (iii) take no position and cause their Affiliates to take no position inconsistent with the Allocation for tax purposes.

          (g) Not later than 10 days prior to the filing of their respective Forms 8594 relating to the Contemplated Transactions, each party shall deliver to the other party a copy of its Form 8594.

         SECTION 2.7. CLOSING. The Closing shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than 10 Business Days after satisfaction of the conditions set forth in Article 13, or at such other time or place as Buyer and Seller may agree. At the Closing, or in the case of (a) below, the day after the
Closing:

                  (a) Buyer shall deliver to Seller $115 million plus interest of $15,753 in immediately available funds by wire transfer to an account of Seller with a bank in the United States designated by Seller, by notice to Buyer, not later than two Business Days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount).

                  (b) Buyer and Seller shall enter into the Assignment and Assumption Agreement.

                  (c) Seller and Buyer shall enter into (i) the Manufacturing and Facilities Agreement, (ii) the Voltage Regulator Supply Agreement,
         (iii) the License Agreement and (iv) the MIS Agreement.

                  (d) Seller shall deliver to Buyer a certificate or certificates for the Cayman Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank and except as set forth in Section 8.09, such deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer (or a designated Subsidiary of Buyer) all right, title and interest in, to and under the Purchased Assets.

                  (e) Seller shall deliver to Buyer a certification signed by Seller, to the effect that Seller is not a "foreign person" as defined in Section 1445 of the Code.

         SECTION 2.8. CLOSING STATEMENTS. (a) As promptly as practicable, but no later than 90 days after the Closing Date, Buyer will cause to be prepared and delivered to Seller the Lexington Closing Balance Sheet and the Fuzhou Closing Balance Sheet and a certificate based on such Closing Statements setting forth Buyer's calculation of Lexington Closing Net Worth and Fuzhou Closing Net Worth.

          (b) The Lexington Closing Balance Sheet (the "LEXINGTON CLOSING BALANCE SHEET") shall (i) exclude any refund or credit for Taxes, any other asset in respect of Taxes and deferred income tax assets and liabilities, (ii) fairly present the combined financial position of the Purchased Assets and Assumed Liabilities as at the close of business on the day prior to the day of the Closing in accordance with United States generally accepted accounting principles, except for the absence of footnotes, (iii) at Buyer's option, be based on a physical inventory, (iv) be prepared as if the Lexington Closing Balance Sheet related to the end of a financial year, (v) give effect to the netting of intercompany accounts (including without limitation the receivable payable by MagneTek Fuzhou and the current portion of long-term debt) as contemplated by Section 8.07, as if such netting occurred on the day prior to the Closing Date, (vi) exclude (A) the stock of MagneTek Fuzhou and MagneTek China, (B) the Hungarian Assets, (C) the inventory, receivables, payables and accruals relating solely to the Century 2000 product line, (D) any assets relating to the implementation of the items described on Exhibit D to the MIS Agreement (whether such items were acquired before or after the Lexington Balance Sheet Date), (E) amounts payable by MagneTek Fuzhou referred to in
Section 2.01(o), and (F) the computer libraries and modules referred to in
Section 8.08 and (vii) include (x) any liabilities relating to the Hungarian Assets (y) reserves (I) for warranty claims, (II) in an amount equal to $1,470,000 (to reflect the matters referred to in Sections 12.05(b)(iv) and 12.06(b)) and (III) in an amount equal to Buyer's contribution to Seller 401(k) Plan, if any, for pre-Closing liabilities and (z) the payables referred to in
Section 10.10 less any amount paid to Buyer by Seller pursuant to such Section. The inventory (including raw materials and finished goods) reflected on the Lexington Closing Balance Sheet shall be valued as described on Schedule 2.08.

          (c) The Fuzhou Closing Balance Sheet (the "FUZHOU CLOSING BALANCE SHEET") shall (i) exclude any refund or credit for Taxes, any other asset in respect of Taxes and deferred income tax assets and liabilities, (ii) fairly present the financial position of MagneTek Fuzhou as at the close of business on the day prior to the day of the Closing in accordance with United States generally accepted accounting principles, except that the inventory of MagneTek Fuzhou will be valued on a basis consistent with the valuation method used in preparing the MagneTek Fuzhou Balance Sheet, (iii) at Buyer's option, be based on a physical inventory, (iv) be prepared as if the Fuzhou Closing Balance Sheet related to the end of a financial year, (v) give effect to the netting of intercompany accounts (including without limitation the receivable payable by MagneTek Fuzhou to Seller and the current portion of long-term debt) as contemplated by Section 8.07, as if such netting occurred on the day prior to the Closing Date, (vi) exclude the net payable due to Seller from MagneTek Fuzhou referred to in Section 2.01(o) and (vii) include line items substantially consistent with those in the MagneTek Fuzhou Balance Sheet.

          (d) For purposes of preparing the Closing Statements, Buyer shall have access to Seller's records relating to the Business, and Seller shall make the appropriate personnel reasonably available to Buyer. Seller shall be entitled to review the Closing Statements and Buyer shall provide Seller at all reasonable times with reasonable access to its personnel, properties and records for such purpose.

          (e) If Seller disagrees with Buyer's calculation of Lexington Closing Net Worth and/or Fuzhou Closing Net Worth (as the case may be) delivered pursuant to Section 2.08(a), Seller may, within 30 days after delivery of the documents referred to in Section 2.08(a), deliver a notice to Buyer disagreeing with Buyer's calculation of Lexington Closing Net Worth and/or Fuzhou Closing Net Worth (as the case may be) and setting forth Seller's calculation of Lexington Closing Net Worth and/or Fuzhou Closing Net Worth. Any such notice of disagreement shall specify those items or amounts as to which Seller disagrees, and Seller shall be deemed to have agreed with all other items and amounts contained in the Lexington Closing Balance Sheet and/or the Fuzhou Closing Balance Sheet (as the case may be) and the calculation of Lexington Closing Net Worth and/or Fuzhou Closing Net Worth (as the case may be) delivered pursuant to
Section 2.08(a).

          (f) If a notice of disagreement shall be duly delivered pursuant to
Section 2.08(e), Buyer and Seller shall, during the 30 days following such delivery, use their best efforts in good faith to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Lexington Closing Net Worth and/or Fuzhou Closing Net Worth (as the case may be), which amount shall not be less than the amount thereof shown in Buyer's calculations delivered pursuant to Section 2.08(a) nor more than the amount thereof shown in Seller's calculation delivered pursuant to Section 2.08(e). If during such 30-day period, Buyer and Seller are unable to reach such agreement, they shall promptly thereafter cause the Accounting Referee promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Lexington Closing Net Worth and/or Fuzhou Closing Net Worth (as the case may be). In making such calculation, the Accounting Referee shall consider only those items or amounts in the Lexington Closing Balance Sheet and/or the Fuzhou Closing Balance Sheet (as the case may be) or Buyer's calculation of Lexington Closing Net Worth and/or Fuzhou Closing Net Worth (as the case may be) as to which Seller has disagreed. As promptly as practicable and in any event within 30 days after its retention, the Accounting Referee shall deliver to Buyer and Seller, a report setting forth such calculation. Such report shall be final and binding upon Buyer and Seller. The cost of such review and report shall be borne proportionally by Buyer and Seller based on the percentage difference between such party's calculation of Lexington Closing Net Worth and/or Fuzhou Closing Net Worth and the Accounting Referee's calculation of such amounts which percentage difference shall be determined for each party by reference to a fraction, the numerator of which shall be the positive difference between such party's calculation of Lexington Closing Net Worth or Fuzhou Closing Net Worth, as the case may be, and the Accounting Referee's calculation of such amount and the denominator of which shall be the difference between Seller's calculation of Lexington Closing Net Worth or Fuzhou Closing Net Worth, as the case may be, and Buyer's calculation of such amount.

          (g) Buyer and Seller agree that they will, and agree to cause their respective accountants to, cooperate and assist in the preparation of the Closing Statements and the calculation of Lexington Closing Net Worth and Fuzhou Closing Net Worth and in the conduct of the audits and reviews referred to in this Section 2.08, including without limitation, the making available to the extent reasonably required of books, records, work papers and personnel.

         SECTION 2.9. ADJUSTMENT OF PURCHASE PRICE. (a) If the sum of Lexington Base Net Worth and Fuzhou Base Net Worth exceeds the sum of Lexington Final Net Worth and Fuzhou Final Net Worth, Seller shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in
Section 2.09(b), the amount of such excess. If the sum of Lexington Final Net Worth and Fuzhou Final Net Worth exceeds the sum of Lexington Base Net Worth and Fuzhou Base Net Worth, Buyer shall pay to Seller, in the manner and with interest as provided in Section 2.09(b), the amount of such excess.

          (b) Any payment pursuant to Section 2.09(a) shall be made at a mutually convenient time and place within 10 days after Lexington Final Net Worth and Fuzhou Final Net Worth have been determined pursuant to Section 2.08, by delivery by Buyer or Seller, as the case may be, in immediately available funds by wire transfer to an account of the other party as may be designated by such other party. The amount of any payment to be made pursuant to this Section
2.09 shall bear interest from the Closing Date to but excluding the date of payment at a rate per annum equal to the effective interest rate per annum on 90-day U.S. Treasury Bills in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

          (c) For purposes of Sections 2.08 and 2.09, the following terms shall have the following meanings:

           "FUZHOU BASE NET WORTH" means US $2,941,000.

           "FUZHOU CLOSING NET WORTH" means 55% of the stockholder's equity of MagneTek Fuzhou as shown on the Fuzhou Closing Balance Sheet: less all assets that are classified as intangible assets, including, without limitation, goodwill, patents, trademarks, deferred expenses and unamortized debt discount.

          "FUZHOU FINAL NET WORTH" means the Fuzhou Closing Net Worth as shown in Buyer's calculation delivered pursuant to Section 2.08(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.08(e); or if such a notice of disagreement is delivered, as agreed by Buyer and Seller pursuant to Section 2.08(f) or in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.08(f); PROVIDED that in no event shall Fuzhou Final Net Worth be less than Buyer's calculation of Fuzhou Closing Net Worth delivered pursuant to Section 2.08(a) or more than Seller's calculation of Fuzhou Closing Net Worth delivered pursuant to Section 2.08(e).

         "LEXINGTON BASE NET WORTH" means the sum of $21,949,000 (based on the Lexington Balance Sheet) plus $1,357,950 (55% of the value, as of the

Lexington Balance Sheet Date, of the net amount due Seller from MagneTek Fuzhou referred to in Section 2.01(o)).

         "LEXINGTON CLOSING NET WORTH" means the excess of the value of the Purchased Assets over the amount of the Assumed Liabilities as reflected on the Lexington Closing Balance Sheet less (i) all assets that in accordance with United States generally accepted accounting principles would be classified as intangible assets, including, without limitation, goodwill, patents, trademarks, deferred expenses and unamortized debt discount and (ii) to the extent reflected in the Lexington Closing Balance Sheet, all amounts due to Seller under Article 11.

          "LEXINGTON FINAL NET WORTH" means Lexington Closing Net Worth (i) as shown in Buyer's calculation delivered pursuant to Section 2.08(a) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.08(e); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Buyer and Seller pursuant to Section 2.08(f) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.08(f); PROVIDED that in no event shall Lexington Final Net Worth be less than Buyer's calculation of Lexington Closing Net Worth delivered pursuant to Section 2.08(a) or more than Seller's calculation of Lexington Closing Net Worth delivered pursuant to Section 2.08(e).

         SECTION 2.10. ESCROW. Seller agrees that if at any time during the 36 month period following the Closing Date, Seller or any of its Subsidiaries disposes of or agrees to dispose of (whether by merger, sale of stock, sale of assets or otherwise) in one or a series of transactions a business or businesses that, individually or in the aggregate, generated reported revenues of $500 million or more in the 12 month period prior to the first public announcement of such sale or agreement to sell (the "ESCROW TRIGGER"), Seller shall deliver within 7 days to an escrow agent to be mutually agreed upon by the parties at the relevant time $6 million in immediately available funds by wire transfer for deposit pursuant to the Escrow Agreement. Seller further agrees to cooperate with Buyer to identify an escrow agent and execute an Escrow Agreement, substantially in the form of Exhibit A hereto, within 30 days of the Closing Date. Emerson will pay any expense incured with respect to the Escrow Agreement, prior to the date of the Escrow Trigger

                                    ARTICLE 3

 REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO CERTAIN CORPORATE MATTERS

         Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date that:

         SECTION 3.1. CORPORATE EXISTENCE AND POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction which is material to the operation of the Business where such qualification is necessary.

         SECTION 3.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by Seller of each of the Transaction Documents and the consummation of the Contemplated Transactions are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller and its Subsidiaries. Each of the Transaction Document constitutes a valid and binding agreement of Seller, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 3.3. GOVERNMENTAL AUTHORIZATION. Except as set forth on
Schedule 3.03, the execution, delivery and performance by Seller of each of the Transaction Documents and the consummation of the Contemplated Transactions require no material action by or in respect of, or material filing with, any Governmental Authority other than such action or filing which has been timely taken or made.

         SECTION 3.4. NONCONTRAVENTION. Except as set forth on Schedule 3.04, the execution, delivery and performance by Seller of each of the Transaction Documents and the consummation of the Contemplated Transactions do not and will not (i)violate the certificate of incorporation or bylaws of Seller, (ii) assuming compliance with the matters referred to in Section 3.03 violate any material Applicable Law, (iii) assuming the obtaining of all Required and Other Consents, constitute a material default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or any of its Subsidiaries or to a loss of any material benefit relating to the Business or the Purchased Assets to which Seller or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Seller or any of its Subsidiaries or by which any of the Purchased Assets is or may be bound or (iv) result in the creation or imposition of any material Lien, other than Permitted Liens, on the Purchased Assets.

         SECTION 3.5. REQUIRED CONSENTS. Schedule 3.05 sets forth each consent or action required of any Person (the "REQUIRED CONSENTS") under any material Contract that is necessary with respect to the execution, delivery and performance of the Transaction Documents.

         SECTION 3.6. JOINT VENTURE AFFILIATES. MagneTek Fuzhou is, and has always been, the only Joint Venture Affiliate of Seller.



                                    ARTICLE 4

        REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO THE BUSINESS
                  (OTHER THAN AS CONDUCTED BY MAGNETEK FUZHOU)

         Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date that with respect to the Business (which shall not, for the purposes of this Article 4, include any part of the Business conducted by MagneTek Fuzhou):

         SECTION 4.1. FINANCIAL STATEMENTS. The unaudited statements of income and cash flows for each of the years ended June 30, 1996, 1997 and 1998 and the Lexington Balance Sheet and the related unaudited statements of income and cash flows for the five months ended November 30, 1998, each as set forth in Schedule 4.01, fairly present, in conformity with United States generally accepted accounting principles applied on a consistent basis, the good-faith estimate of Seller's senior management of the financial position of the Business as of the dates thereof and the results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the interim financial statements), it being understood that such financial statements:

                  (i) do not contain footnotes;

                 (ii) exclude (A) the stock of MagneTek Fuzhou and MagneTek China, (B) the Hungarian Assets, (C) the inventory, receivables, payables and accruals relating solely to the Century 2000 product line,
         (D) any assets relating to the implementation of the items described on Exhibit D to the MIS Agreement (whether such assets were acquired before or after the Lexington Balance Sheet Date) and (E) the net payable due to Seller from MagneTek Fuzhou referred to in Section 2.01(o);

                (iii) exclude the Excluded Assets and Excluded Liabilities;

                 (iv) exclude intercompany advances and receivables (other than those resulting from the sale of products or services to or from entities other than MagneTek Fuzhou) from assets;

                  (v) exclude intercompany liabilities (other than those resulting from the sale of products or services to or from entities other than MagneTek Fuzhou), accruals for Federal income taxes, retiree health and welfare benefits, long-term liabilities, current maturities of long-term liabilities; and

                 (vi) does not include any reserves for warranty claims.

         SECTION 4.2. ABSENCE OF CERTAIN CHANGES. Except as disclosed in
Schedule 4.02, since November 30, 1998, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

                  (a) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (b) any incurrence, assumption or guarantee by Seller or any of its Subsidiaries of any indebtedness for borrowed money with respect to the Business other than in the ordinary course of business consistent with past practices and in amounts and on terms consistent with past practices;

                  (c) any creation or other incurrence of any Lien, except for Permitted Liens, on any Purchased Asset other than in the ordinary course of business consistent with past practices;

                  (d) any material damage, destruction or other material casualty loss (whether or not covered by insurance) affecting the Business or any Purchased Asset;

                  (e) any Contract entered into by Seller or any of its Subsidiaries relating to the Business or any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by Seller or any of its Subsidiaries of any Contract or other right, in either case, material to the

         Business, other than transactions and commitments in the ordinary course of business consistent with past practices and the Contemplated Transactions;

                  (f) except as contemplated by the Transaction Documents and except for any such change after the date of this Agreement required by reason of a concurrent change in United States generally accepted accounting principles, any change in any method of accounting or accounting practice by Seller or any of its Subsidiaries with respect to the Business;

                  (g) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any employee of the Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any employee of the Business, (iii) grant of, or increase in, annual compensation or other benefits to any employee of the Business in excess of $10,000 or (iv) material change in compensation or other benefits payable to any employee of the Business pursuant to any severance or retirement plans or policies thereof;

                  (h) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative of a labor union to organize any employees of the Business, which employees were not subject to a collective bargaining agreement at the Lexington Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats of any of the foregoing by or with respect to employees of the Business;

                  (i) any capital expenditure, or commitment for a capital expenditure, in excess of $100,000 for additions or improvements to property, plant and equipment (other than those capital expenditures relating to items described in Exhibit D to the MIS Agreement);

                  (j) any declaration, setting aside or payment of any dividend by MagneTek China;

                  (k) any acquisition of any line of business or real property or any sale of a material portion of the Purchased Assets (other than the sale of inventory in the ordinary course of business) by Seller or any of its Subsidiaries (whether by merger, sale of stock, sale of assets or otherwise);

                  (l) any lease of real property entered into by Seller or any of its Subsidiaries;

                  (m) any actions or efforts made by or on behalf of MagneTek or any of its Subsidiaries, which would, or would have the effect of, accelerating sales of the Business or revenue recognition relating to the Business, which in the ordinary course of business would be attributable to post-Closing periods, to pre-Closing periods.

         SECTION 4.3. MATERIAL CONTRACTS. (a) Except for the Contracts disclosed on Schedule 4.03 and Contracts entered into subsequent to the date of this Agreement in the ordinary course of business, with respect to the Business, neither Seller nor any of its Subsidiaries is a party to or bound by:

                  (i) any lease (of personal property) providing for annual rentals of $100,000 or more;

                 (ii) any lease of real property;

                (iii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by Seller or any of its Subsidiaries of $100,000 or more or (B) aggregate future payments by Seller or any of its Subsidiaries of $100,000 or more;

                 (iv) any sales, distribution or other similar agreement providing for the sale by Seller or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to Seller or any of its Subsidiaries of $100,000 or more or (B) aggregate future payments to Seller or any of its Subsidiaries of $100,000 or more;

                  (v) any partnership, joint venture or other similar agreement or arrangement;

                 (vi) any agreement relating to the acquisition or disposition of any line of business or real property (whether by merger, sale of stock, sale of assets or otherwise);

                (vii) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

               (viii) any option, license, franchise or similar agreement;

                 (ix) any agency, dealer, sales representative, marketing or other similar agreement;

                  (x) any agreement that limits the freedom of Seller or any of its Subsidiaries to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Purchased Asset or which would so limit the freedom of Buyer or any of its Affiliates after the Closing Date;

                 (xi) any agreement with or for the benefit of any Affiliate of Seller;

                (xii) any agreement, commitment or arrangement with a third party that is material to the Business and not reflected in a written document; or

               (xiii) any other agreement, commitment or arrangement or plan not made in the ordinary course of business consistent with past practices.

          (b) Except as disclosed on Schedule 4.03(b) and with regard to MagneTek Fuzhou as to which no representation is made hereunder, each Contract is a valid and binding agreement of Seller or a Subsidiary of Seller and to the knowledge of Seller, each other party to such Contract, enforceable against Seller or such Subsidiary and, to the knowledge of Seller, each such other party in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally), and neither Seller or such Subsidiary nor, to the knowledge of Seller or such Subsidiary, any other party to such Contract, is in material default or has failed to perform any material obligation heretofore required to be performed under such Contract. True and complete copies of each such Contract have been delivered to Buyer. There are no oral or written agreements or arrangements modifying or amending the terms and conditions of any Contract.

         SECTION 4.4. LITIGATION. Except as disclosed on Schedule 4.04, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Seller, threatened against the Business or any Purchased Asset before any court or arbitrator or any Governmental Authority which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to be material to the Business or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions. The provisions of this Section
4.04 do not apply to environmental matters, which are the subject of Section
4.14.

         SECTION 4.5. COMPLIANCE WITH LAWS AND COURT ORDERS. Except as disclosed on Schedule 4.05, neither Seller nor any of its Subsidiaries is in material violation of, has (since January 1, 1996) materially violated, or to the knowledge of Seller, is under investigation with respect to and has not been threatened to be charged with or given notice of any material violation of, any law, rule, regulation, judgment, injunction, order or decree applicable to the Purchased Assets or the conduct of the Business. The provisions of this Section
4.05 do not apply to environmental matters, which are the subject of Section
4.14.

         SECTION 4.6. PROPERTIES. (a) Schedule 4.06(a) correctly describes all Real Property which Seller or any of its Subsidiaries owns and there is no real estate leased or subleased by Seller or any of its Subsidiaries primarily in connection with the Business other than the Warehouse Lease.

          (b) Seller or a Subsidiary of Seller has good and marketable title to, or in the case of leased personal property valid leasehold interests in, all of the Purchased Assets (excluding Real Property, as to which no representation is made), whether tangible or intangible, reflected on the Lexington Balance Sheet or acquired after the Lexington Balance Sheet Date, except for properties and assets sold since the Lexington Balance Sheet Date in the ordinary course of business consistent with past practices. Except as disclosed on Schedule 4.06(b), no Purchased Asset is subject to any Lien, except:

                  (i) Liens disclosed on the Lexington Balance Sheet;

                 (ii) Liens for taxes not yet due or being contested in good faith and for which adequate accruals or reserves have been established on the Lexington Balance Sheet; or

                (iii) Liens which do not materially detract from the value of such Purchased Asset, or materially interfere with any present or intended use of such Purchased Asset (clauses (i) - (iii) of this Section 4.06(b) are, collectively, the "PERMITTED LIENS").

          (c) There are no developments affecting any of the Purchased Assets pending or, to the knowledge of Seller threatened, which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of such Purchased Assets.

          (d) Except as disclosed on Schedule 4.06(d) and other than with respect to the roof of the Lexington Tennessee Facility, the vacuum impregnation system at the Lexington Tennessee facility, the Hungarian Assets, or the assets associated with the business heretofore conducted under the name "Century 2000", the plants, buildings, structures and equipment included in the Purchased Assets have no material defects, are in good operating condition and repair, are in compliance with Applicable Law in all material respects and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present or intended uses and, in the case of plants, buildings and other structures (including, without limitation, the roofs thereof (other than the roof at the Lexington Tennessee facility)), are structurally sound, in all material respects. The provisions of this Section 4.06(d) do not apply to environmental matters, which are the subject of Section 4.14.

         SECTION 4.7. SUFFICIENCY OF AND TITLE TO THE PURCHASED ASSETS. (a) Except as set forth in the proviso following clauses (a) through (o) in Section
2.01 or Section 2.02(g), the Purchased Assets constitute all of the property and assets which are primarily used or held for use by Seller and its Subsidiaries to conduct the Business in the ordinary course and, in conjunction with the rights and licenses accorded to Buyer under the Transaction Documents, are adequate to conduct the Business on a basis consistent with past practices.

          (b) Upon consummation of the Contemplated Transactions, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets (except for Real Property, as to which no representation is made), free and clear of all Liens, except for Permitted Liens and Liens arising through Buyer.

         SECTION 4.8. PRODUCTS. Each of the products produced or sold by Seller or any of its Subsidiaries in connection with the Business is, and at all times up to and including the sale of such Product has been, (i) in compliance in all material respects with all Applicable Laws, (ii) fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the packaging or instructions for such product or in connection with its sale. Except as disclosed on Schedule 4.08, since January 1,

1997 neither Seller nor any of its Subsidiaries has received any written notice from a customer to the effect that a product it has developed or sold suffers from a design defect, and to the knowledge of Seller, no basis for such a claim currently exists.

         SECTION 4.9. INTELLECTUAL PROPERTY. (a) Schedule 4.09(a) contains a list of all Business Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right, (ii) the owner of such Business Intellectual Property Right, (iii) the jurisdictions by or in which such Business Intellectual Property Right (A) is recognized (without regard to registration) or (B) has been issued or registered or in which an application for such issuance or registration has been filed, (iv) the registration or application numbers and (v) the termination or expiration dates. Except to the extent included in the Purchased Assets, as of the date of this Agreement, Seller has no Intellectual Property Rights that it is holding for the primary benefit of the Business.

          (b) Schedule 4.09(b) sets forth a list of all licenses, sublicenses and other agreements as to which Seller or any of its Subsidiaries is a party and pursuant to which any Person is authorized to use any Business Intellectual Property Right, including (i) the date of such license or agreement, (ii) the identity of all parties thereto, (iii) a description of the nature and subject matter thereof, (iv) the applicable royalty and (v) the term thereof. Except as set forth in Exhibits A and E to the MIS Agreement, there are no material licenses to the Business Intellectual Property Rights or licences material to the operation of the Business.

          (c) Except as disclosed on Schedule 4.09(c), (i) since January 1, 1996, neither Seller nor any of its Subsidiaries has, in operating the Business, infringed or misappropriated any Intellectual Property Right or been notified in writing that it is a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified in writing of, any alleged claim of infringement or misappropriation of any Intellectual Property Right by Seller or any of its Subsidiaries in operating the Business and to the knowledge of Seller, there are no facts raising a likelihood of infringement or misappropriation, and (ii) since January 1, 1996, in respect of the Business, neither Seller nor any of its Subsidiaries has an outstanding claim or suit for, and to the knowledge of Seller, there is, and has been, no infringement or misappropriation or facts raising a likelihood of infringement or misappropriation by any other Person of any Business Intellectual Property Rights. Neither Seller nor any of its Subsidiaries is subject to any outstanding judgement, injunction, order, decree or agreement restricting the use or transfer of any Business Intellectual Property Right or restricting the licensing thereof by Seller or any of its Subsidiaries to any Person.

          (d) Except as disclosed on Schedule 4.09(d), to the knowledge of Seller, none of the trade secrets processes and formulae, research and development results and other know-how relating to the Business, the value of which to Seller or any of its Subsidiaries is contingent upon maintenance of the confidentiality thereof, has been disclosed by Seller or any of its Subsidiaries to any Person other than employees and Representatives of Seller or any of its Subsidiaries all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to Buyer. Except as disclosed on
Schedule 4.09(d) and for statutory warranties given in the ordinary course of business in connection with the sale of goods to customers, neither Seller nor any of its Subsidiaries has, in the course of the operation of the Business, given indemnification, or a warranty against infringement or misappropriation, in connection with any Intellectual Property Right to any other Person.

          (e) Except for "background software" licensed from third parties "off the shelf", Seller is the sole owner of or has a valid and enforceable license to use all Business Intellectual Property Rights and Seller has good and marketable title to the Business Intellectual Property Rights it owns, free and clear of all Liens .

          (f) To the knowledge of Seller, the Business Intellectual Property Rights set forth in Schedule 4.09(a) are valid and enforceable.

          (g) Seller has taken all actions necessary to maintain and protect the Business Intellectual Property Rights set forth in Schedule 4.09(a) that it owns. Each patent, patent application, registered trademark and trademark application, and registered copyright has been duly registered with the United States Patent and Trademark Office or such other domestic or foreign Governmental Authority as indicated on Schedule 4.09, and all annuity, maintenance, renewal and other similar fees relating to the same are current, and such registrations, filings and issuances remain in full force and effect.

          (h) Since January 1, 1996, there has been no claim made, nor to the knowledge of Seller, threatened against Seller or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Business Intellectual Property Rights or challenging Seller's or any of its Subsidiaries' right to use or ownership of any of the Business Intellectual Property Rights, and there are no grounds for any such claim or challenge.

          (i) No loss of any of the Business Intellectual Property Rights is pending, reasonably foreseeable or, to the knowledge of Seller, threatened other than any expiration in accordance with the terms of such Business Intellectual Property Rights.

          (j) Except for the third party consents set forth on Schedules 3.04 or 3.05(a) required for the transfer of third party licenses or as contemplated by the MIS Agreement, the consummation of the Contemplated Transactions will not alter, impair or extinguish any of the material Business Intellectual Property Rights.

          (k) Except as disclosed on Schedule 4.09(b), neither Seller nor any of its Subsidiaries has granted any option, license, sublicense or agreement of any kind relating to the Business Intellectual Property Rights.

          (l) Except as disclosed on Schedule 4.09, Seller and its Subsidiaries are not operating under any obligation to pay royalties under any Business Intellectual Property Right license nor are they committed to enter into any such obligation.

         SECTION 4.10. LICENSES AND PERMITS . There are no material Permits other than the Permits set forth on Schedule 4.14.

         SECTION 4.11. INVENTORIES. The inventory set forth in the Lexington Balance Sheet is properly stated in the Lexington Balance Sheet at the (i) at the lower of cost or market (cost being determined by the FIFO accounting method) and (ii) written off or reserved to the extent it is physically damaged, previously used, obsolete, discontinued or treated as "excess" (as defined in Schedule 2.08).

         SECTION 4.12. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or any of its Subsidiaries who might be entitled to any fee or commission from Buyer or any of its Subsidiaries in connection with the Contemplated Transactions.

         SECTION 4.13. EMPLOYEES. (a) Schedule 4.13(a) sets forth a true and complete list as of April 24, 1999 of (a) the names, job descriptions and hourly or monthly wages of all "active employees" of the Business (as defined in Section 12.02), by location, and (b) the wage rates for non-salaried active employees of the Business (by classification). No cash bonuses are due to such employees except as accrued on the Lexington Closing Balance Sheet and as described on Schedule 4.13. No key employee of the Business has notified Seller or any of its Subsidiaries that he or she intends to resign or retire as a result of the Contemplated Transactions or otherwise within twelve months after the Closing Date.

          (b) Seller and its Subsidiaries are in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and laws in connection with the Transferred Employees and other employees of the Business, and are not engaged in any unfair labor practice. Except as disclosed on Schedule 4.13(b), (i) neither Seller nor any of its Subsidiaries is a party, or is otherwise subject, to any collective bargaining agreement or other labor union contract applicable to the Transferred Employees, (ii) there are no activities or proceedings by a labor union or representative thereof to organize any Transferred Employees, (iii) there are no pending negotiations between Seller or any of its Subsidiaries and any labor union or representative thereof with respect to the Transferred Employees, (iv) there are no pending, and Seller and its Subsidiaries have not experienced since January 1, 1996, any labor disputes, lockouts, strikes, slowdowns, work stoppages, or threats thereof, with respect to the Transferred Employees, (v) there is no unfair labor practice complaint pending, or to the knowledge of Seller, threatened, against Seller or any of its Subsidiaries before the National Labor Relations Board or any other investigation, charge, prosecution, suit or other proceeding before any court or arbitrator or any governmental body, agency or official relating to the Transferred Employees or the representation thereof, (vi) there are no claims or actions pending, or to the knowledge of Seller, threatened, between Seller and its Subsidiaries and any of the Transferred Employees or labor organizations representing or seeking to represent such employees, (vii) subject to Section 10.05, Seller and its Subsidiaries have materially complied with the WARN Act and any similar state or local laws regulating layoffs or employment terminations with respect to the Transferred Employees and (viii) except as disclosed on Schedule 4.04, to the knowledge of Seller, there are no facts or circumstances involving any Transferred Employee that would form the basis of, or give rise to, any cause of action, including, without limitation, unlawful termination based on discrimination of any kind that could reasonably be expected to result in any material liability to Seller or any of its Subsidiaries or to the Business after the Closing.

         SECTION 4.14. ENVIRONMENTAL COMPLIANCE. (a) Except as disclosed on
Schedule 4.14:

                  (i) in connection with or relating to the Purchased Assets or the Business or the Real Property no written or, to the knowledge of Seller, oral notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, proceeding or review is pending or, to the knowledge of Seller, threatened by any

         Governmental Authority or other Person with respect to any material, unresolved matters relating to or arising out of any Environmental Law;

                 (ii) there are no material Environmental Liabilities arising in connection with or in any way relating to the Purchased Assets, the Business or the Real Property of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there are no facts, events, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability;

                (iii) no polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or inactive) is or has been present at, on or under any Real Property or in any Purchased Asset or any other property now or previously owned, leased or operated by Seller or any of its Subsidiaries in connection with the Purchased Assets or the Business, except in compliance in all material respects with Applicable Law and in a manner that would not reasonably be expected to result in a material liability to the Business;

                 (iv) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any Real Property or any other property now or previously owned, leased or operated by Seller or any of its Subsidiaries in connection with the Purchased Assets or the Business in a manner which violates any Environmental Law or would reasonably be expected to result in a material liability to the Business;

                  (v) no Real Property or any other property now or previously owned, leased or operated by Seller or any of its Subsidiaries in connection with the Purchased Assets or the Business is listed or, to the knowledge of Seller, proposed for listing on any list of sites requiring investigation or cleanup; and

          (b) Since January 1, 1996, the Purchased Assets, the Business and the Real Property, each of Seller and its Subsidiaries are and have been operated in compliance in all material respects with all Environmental Laws and have been and are in compliance with all Environmental Permits; such Environmental Permits are valid and in full force and effect, and neither Seller nor any of its Subsidiaries is in material default under any such Environmental Permit.

          (c) Since January 1, 1994, and to Seller's actual, current knowledge, without investigation, prior to January 1, 1994, there has been no third party environmental investigation, study, audit or test of the Real Property or any other property or facility now or previously owned or leased by Seller or any of its Subsidiaries in connection with the Purchased Assets or the Business which has not been delivered by Seller to Buyer at least 10 days prior to the date of this Agreement.

          (d) None of the Purchased Assets or Real Property is located in New Jersey or Connecticut.



                                    ARTICLE 5

          REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO MAGNETEK

                                     FUZHOU

         Anything in this Agreement notwithstanding, except as set forth in this
Article 5 and Sections 11 and 12, no other representation or warranty concerning MagneTek Fuzhou, whether express or implied, is made in this Agreement. Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date that with respect MagneTek Fuzhou:

          SECTION 5.1. CORPORATE EXISTENCE AND POWER. MagneTek Fuzhou is a Sino-American equity joint venture duly organized, validly existing pursuant to a Sino-Foreign Equity Joint Venture Contract between MagneTek and Fujian Fufa (the "JOINT VENTURE AGREEMENT") and in good standing under the Company Law of the People's Republic of China.

          SECTION 5.2. CAPITALIZATION. (a) The Joint Venture Agreement provides that the registered capital of MagneTek Fuzhou (the "FUZHOU CAPITAL") contributed by MagneTek shall be $5,801,583, which shall comprise 55% of the total Fuzhou Capital. MagneTek's scheduled cash contributions totaling $4,188,583 have been duly made and certified in accordance with the Joint Venture Agreement. While MagneTek has also made a non-cash contribution to the Fuzhou Capital, it is disputed whether this contribution satisfied MagneTek's scheduled $1,613,000 non-cash contribution and no certification of this contribution to Fuzhou Capital has been obtained.

         (b) MagneTek China and Fujian Fufa are the sole record and beneficial owners of the Fuzhou Capital. The Fuzhou Capital owned by MagneTek China is free and clear of any Lien and any other limitation or restriction except under the Joint Venture Agreement or Applicable Law of general application.

          SECTION 5.3. NONCONTRAVENTION. Except as set forth on Schedule 5.03, the execution, delivery and performance by Seller of each of the Transaction Documents and the consummation of the Contemplated Transactions do not and will not materially violate the agreements and instruments comprising the Joint Venture Agreement, constitute a default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation of MagneTek Fuzhou or to a loss of any material benefit relating to the Business to which MagneTek Fuzhou is entitled under any provision of any agreement or other instrument binding upon MagneTek Fuzhou.

         SECTION 5.4. AUTHORIZATION. MagneTek Fuzhou has all corporate powers and material Permits required to carry on its business as now conducted.

         SECTION 5.5. LITIGATION. Except as disclosed on Schedule 5.05, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Seller, threatened against MagneTek Fuzhou before any court or arbitrator or any Governmental Authority which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to be material to MagneTek Fuzhou or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions.

         SECTION 5.6. COMPLIANCE WITH LAWS. Except as disclosed on Schedule 5.06, MagneTek Fuzhou is not in violation of, has not violated, or to the knowledge of Seller, is not under investigation with respect to or threatened to be charged with or given notice of any violation of, any material Permit (including Environmental Permits) or material law, rule, regulation, judgment, injunction, order or decree applicable to it or the conduct of its business.

         SECTION 5.7. FINANCIAL STATEMENTS. The MagneTek Fuzhou Balance Sheet as of November 30, 1998, as set forth in Schedule 5.07, was prepared in accordance with past practice.

         SECTION 5.8. ABSENCE OF CERTAIN CHANGES. Since the MagneTek Fuzhou Balance Sheet Date, the business of MagneTek Fuzhou has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development relating to the business of MagneTek Fuzhou, or any action taken by MagneTek Fuzhou, that is described in Section 4.02 (other than Section 4.02(j)). The provisions of Section 4.02 are hereby incorporated by reference into this Section 5.08, and for such purpose, references in Section
4.02 to Seller or any of its Subsidiaries shall be deemed to be MagneTek Fuzhou, references to the Business shall be deemed to be the business of MagneTek Fuzhou and references to Purchased Assets shall be ignored.

         SECTION 5.9. UNDISCLOSED LIABILITIES. There are no liabilities or obligations of MagneTek Fuzhou of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                 (i) liabilities provided for in the MagneTek Fuzhou Balance Sheet;

                (ii)  liabilities disclosed on Schedule 5.09; and

                (iii) other undisclosed liabilities which, individually or in the aggregate, are not material to MagneTek Fuzhou.

         SECTION 5.10. MATERIAL CONTRACTS. Schedule 5.10 sets forth a list of each Contract that is described in Section 4.03 to which MagneTek Fuzhou is a party. Except as disclosed on Schedule 5.10, each Contract is a valid and binding agreement of MagneTek Fuzhou and to the knowledge of Seller, each other party to such Contract, enforceable against MagneTek Fuzhou or its Subsidiaries and, to the knowledge of Seller, such other party in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally) and neither MagneTek Fuzhou nor, to the knowledge of Seller, any other party to such Contract is in material default or has failed to perform any material obligation heretofore required to be performed under such Contract. True and complete copies (or translations thereof) of each such Contract have been delivered to Buyer.

         SECTION 5.11. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of each of the Transaction Documents and the consummation of the Contemplated Transactions require no material action by or in respect of, or material filing with, any Governmental Authority with respect to MagneTek Fuzhou other than such action or filing which has been timely taken or made.

         SECTION 5.12. SUBSIDIARIES AND JOINT VENTURE AFFILIATES. There are, and have been, no Subsidiaries or Joint Venture Affiliates of MagneTek Fuzhou.

         SECTION 5.13. TAX TREATMENT. MagneTek Fuzhou is treated as a partnership under Section 7701 of the Code and the regulations thereunder.

         SECTION 5.14. ENVIRONMENTAL MATTERS. (a) No Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any MagneTek Fuzhou Real Property or any other property now or previously owned, leased or operated by MagneTek Fuzhou in a manner which violates any Environmental Law or would reasonably be expected to result in a material liability to MagneTek Fuzhou.

         (b) No MagneTek Fuzhou Real Property or other property now or previously owned, leased or operated by MagneTek Fuzhou nor any property to which Hazardous Substances located on or resulting from the use of any MagneTek Fuzhou Real Property has been transported nor any property to which MagneTek Fuzhou has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to the knowledge of Seller, proposed for listing on any list of sites requiring investigation or cleanup which, in any event, would reasonably be expected to reasonably be expected to result in a material liability to MagneTek Fuzhou.

         (c) Neither Seller nor MagneTek Fuzhou have commissioned or received any environmental investigation, study, audit or test of the MagneTek Fuzhou Real Property or any other property now or previously owned, leased or operated by MagneTek Fuzhou which has not been delivered by Seller to Buyer at least ten days prior to the date of this Agreement. Any such environmental investigation, study, audit, test review or the analysis conducted after the date of this Agreement will be promptly delivered by Seller to Buyer.



                                    ARTICLE 6

       REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO MAGNETEK CHINA

         Anything in this Agreement notwithstanding, except as set forth in
Article 3, this Article 6, Article 11 and Article 12, no other representation or warranty concerning MagneTek China, whether expressed or implied, is made in this Agreement. Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date that with respect to MagneTek China:

         SECTION 6.1. CORPORATE EXISTENCE AND POWER. MagneTek China is a Cayman Islands exempted company duly organized, validly existing and in good standing in the Cayman Islands and has all corporate powers and material Permits required to carry on its business as now conducted.

         SECTION 6.2. SCOPE OF BUSINESS. The only business MagneTek China conducts and the only assets it holds as of the date of this Agreement (and has ever in the past conducted or held) is comprised of the ownership of Seller's interest in MagneTek Fuzhou.

         SECTION 6.3. CAPITALIZATION. (a) The authorized capital stock of MagneTek China consists of 50,000 ordinary shares, par value US$1.00 per share. As of the date hereof, there are outstanding 10 ordinary shares of MagneTek China (the "CAYMAN SHARES").

          (b) All of the Cayman Shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no other outstanding shares of capital stock or voting securities of MagneTek China, securities of MagneTek China convertible into or exchangeable for shares of capital stock or voting securities of MagneTek China or options or other rights to acquire from MagneTek China, or other obligation of MagneTek China to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MagneTek China and there are no outstanding obligations of MagneTek China to repurchase, redeem or otherwise acquire any such securities.

         SECTION 6.4. OWNERSHIP OF SHARES. Seller is the record and beneficial owner of 100% of the Cayman Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Cayman Shares), and will transfer and deliver to Buyer at the Closing valid title to the Cayman Shares free and clear of any Lien and any such limitation or restriction.

         SECTION 6.5. UNDISCLOSED LIABILITIES. MagneTek China has no liabilities or obligations of any kind except those arising in the ordinary course of business pertaining to the maintenance of its corporate existence and the ownership of Seller's interest in MagneTek Fuzhou, and has no liabilities or obligations of any kind whatsoever for Taxes.

         SECTION 6.6. TAX TREATMENT. MagneTek China is treated as a corporation under Section 7701 of the Code and the regulations thereunder.

                                    ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date that:

         SECTION 7.1. CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Missouri and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         SECTION 7.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of the Transaction Documents and the consummation of the Contemplated Transactions are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. Each Transaction Document constitutes a valid and binding agreement of Buyer except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 7.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of the Transaction Documents and the consummation of the Contemplated Transactions require no material action by or in respect of, or material filing with, any Governmental Authority other than (i) such action or filing which has been timely taken or made and (ii) such other actions or filings as to which the failure to make or obtain would not, individually or in the aggregate, be material to Buyer.

         SECTION 7.4. NONCONTRAVENTION. The execution, delivery and performance by Buyer of the Transaction Documents and the consummation of the Contemplated Transactions do not and will not (i) violate the certificate of incorporation or bylaws of Buyer or (ii) assuming compliance with the matters referred to in
Section 7.03, materially violate any Applicable Law.

         SECTION 7.5. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions.

         SECTION 7.6. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Subsidiaries in connection with the Contemplated Transactions.



                                    ARTICLE 8

                               COVENANTS OF SELLER

         SECTION 8.1. CONDUCT OF THE BUSINESS. From the date of this Agreement until the Closing Date, Seller will, and will cause each of its Subsidiaries and (subject to the consent, voting or veto rights of Fujian Fufa Company Limited under the joint venture agreement or any other agreement relating to MagneTek Fuzhou) MagneTek Fuzhou to, conduct the Business in the ordinary course consistent with past practices and use its best efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, unless Buyer has consented thereto, Seller will not and will cause each of its Subsidiaries and (subject to the consent, voting or veto rights of Fujian Fufa Company Limited under the joint venture agreement or any other agreement relating to MagneTek Fuzhou) MagneTek Fuzhou not to (in respect of the Business):

         (a) make any capital expenditure, or group of related capital expenditures, relating to the Business or the Purchased Assets in excess of $75,000;

         (b) sell, lease, license or otherwise dispose of any Purchased Assets except (i) pursuant to existing Contracts and (ii) in the ordinary course of business consistent with past practices;

         (c) fail to maintain the books and records of the Business in the ordinary course of business consistent with past practices;

         (d) enter into any guarantees of performance or post any performance bonds, standby letters of credit or other similar arrangements guaranteeing or securing performance of obligations under Contracts (other than with respect to Contracts which are Excluded Assets), other than in the ordinary course of business consistent with past practices;

         (e) fail to maintain in good repair, subject to ordinary wear and tear, the premises, fixtures, machinery, furniture and equipment of the Business in a manner consistent with past practices;

         (f) sell, pledge, factor, encumber or otherwise transfer any receivables arising from or otherwise relating to the Business (other than Excluded Assets) or pursuant to its credit agreement, which encumbrances will be removed at Closing; (g) establish or dissolve MagneTek Fuzhou or MagneTek China or any Subsidiaries of Seller that are involved, directly or indirectly, in the conduct of the Business or that hold any Purchased Assets;

         (h) transfer or reassign any employee of Seller or any of its Subsidiaries or MagneTek Fuzhou whose principal responsibility involves the conduct of the Business (other than transfers or reassignments of employees in the ordinary course of business);

         (i) (i) take or agree or commit to take any action that would make any representation or warranty of Seller under any of the Transaction Documents inaccurate in any respect at, or as of any time prior to, the Closing Date or
(ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time;

         (j) acquire or dispose of any real property or any line of business;

         (k) enter into any agreement relating to the acquisition or disposition of any material product line of the Business;

         (l) enter into any contract, agreement or commitment with respect to any of the foregoing;

         (m) abandon or permit the lapse of any Business Intellectual Property Right; or

         (n) enter into any lease of real property.

         SECTION 8.2. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date of this Agreement until the Closing, Seller will (i) give Buyer and its Affiliates and Representatives reasonable access upon reasonable notice to the offices, properties, books and records (including, without limitation, copies of all Contracts) of Seller, any of its Subsidiaries or MagneTek Fuzhou relating to the Business, (ii) permit Buyer and its Affiliates and Representatives to conduct environmental investigations, including, without limitation, sampling of air, water (including ground water), soil and building materials, during normal business hours and upon reasonable notice, (iii) furnish to Buyer and its Affiliates and Representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request and
(iv) instruct its employees and Representatives to cooperate with Buyer in its investigation of the Business. Any investigation pursuant to this Section 8.02(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller.

         (b) On and after the day of the Closing, Seller will afford promptly to Buyer and its Affiliates and Representatives access to its books and records related to the Business, the Purchased Assets or the Assumed Liabilities during normal business hours and upon reasonable prior notice; PROVIDED that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller.

         (c) On and after the day of the Closing, Seller will hold, and will use its best efforts to cause its Subsidiaries and Representatives to hold, in confidence, unless compelled to disclose by Applicable Law, all confidential documents and information concerning the Business, (including any confidential information or documents provided to it pursuant to Section 9.01 and any trade secrets or other proprietary information forming a part of the Business Intellectual Property Rights) (the "CONFIDENTIAL INFORMATION") except to the extent that such information is (i) in the public domain through no fault of Seller or its Subsidiaries or any of their Representatives or (ii) later lawfully acquired by Seller or any of its Subsidiaries on a non-confidential basis from sources other than Buyer or any of its Affiliates. The obligation of Seller and its Subsidiaries to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. Nothing in the foregoing is intended to expand the covenant of Seller contained in Section 8.04, it being understood, however, that this
Section 8.02 shall continue to preclude the divulgence of Confidential Information by Seller to third parties after the expiration of the covenant contained in Section 8.04.

         SECTION 8.3. NOTICES OF CERTAIN EVENTS. Seller shall promptly notify Buyer of:

                  (a) any changes or events which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect;

                  (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

                  (c) any notice or other communication from any Governmental Authority in connection with the Contemplated Transactions;

                  (d) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Seller, threatened against, relating to or involving the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
         Section 4.04;

                  (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Purchased Asset or part thereof in any material respect;

                  (f) any Purchased Asset or part of any Purchased Asset that becomes the subject of any proceeding or, to the knowledge of Seller, threatened proceeding for the taking of such Purchased Asset or any part of such Purchased Asset or of any right relating thereto by condemnation, eminent domain or other similar governmental action; and

                  (g) the termination of employment or resignation of any employee of the Business with a salary or wages in excess of $50,000.

         SECTION 8.4. NONCOMPETITION. (a) Seller agrees that until the fifth anniversary of the Closing Date, it will not, and will cause each of its Subsidiaries not to, engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders or holders of the equity interests in any Person (other than as the owner of less than 5% of the stock of a publicly traded company), in any business anywhere in the world involving the design or manufacture, sale or distribution of any alternator products (including associated spare parts) other than products described on Schedule 8.04. Notwithstanding the forgoing sentence, Buyer acknowledges that provided Seller promptly terminates those Contracts that Buyer requests Seller to terminate in accordance with Section 2.05, Seller shall not be in breach of this Section 8.04(a) for so long as it continues to perform under such Contracts until the relevant Contracts are terminated.

         (b) Except to the extent otherwise provided in Section 10(c) of the Manufacturing and Facilities Agreement, Seller agrees that until the later of
(i) the third anniversary of the Closing Date and (ii) one year after the termination of the Manufacturing and Facilities Agreement, it will not, and will cause each of its Subsidiaries not to, directly or indirectly, employ or solicit for employment any Transferred Employee, employee of MagneTek Fuzhou or other Person employed to work in the Business by Buyer or any of its Subsidiaries after the Closing Date. It shall be a breach of this Section 8.04(b) to give any Transferred Employee any indication or assurance that Seller or any of its Subsidiaries will, directly or indirectly, offer such Transferred Employee employment after such Transferred Employee leaves the employ of Buyer or any Affiliate of Buyer.

         (c) Buyer agrees that until the later of (i) the third anniversary of the Closing Date and (ii) one year after the termination of the Manufacturing and Facilities Agreement, it will not, and will cause each of its Subsidiaries not to, directly or indirectly, employ or solicit for employment any Person employed by Seller or any of its Subsidiaries after the Closing Date who works in the Seller's integral horsepower motors business and is located at the Lexington Tennessee facility.

         (d) If any provision contained in this Section 8.04 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 8.04, but this Section 8.04 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained in this Section 8.04 is held to cover a geographic area or to be for a length of time which is not permitted by Applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under Applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 8.04 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such Applicable Law. Each of Seller and Buyer acknowledges that the other party would be irreparably harmed by any breach of this Section
8.04 and that there would be no adequate remedy at law or in damages to compensate the other party for any such breach. Seller and Buyer agree that the other party shall be entitled to injunctive relief requiring specific performance by the offending party of this Section 8.04, and Seller and Buyer consent to the entry of such injunctive relief.

         SECTION 8.5. COLLECTION OF RECEIVABLES. Seller agrees that from and after the Closing Date, Buyer shall have the right and authority to collect for its own account all accounts receivable that are included in the Purchased Assets and to endorse with the name of Seller or any of its Subsidiaries any checks or drafts received with respect to any such account receivable. Seller also agrees that it shall promptly deliver or cause to be promptly delivered to Buyer any cash or other property received directly or indirectly by Seller or any of its Subsidiaries with respect to any such accounts receivable, including any amounts payable as interest.

         SECTION 8.6. CERTAIN CONTRACTS. Seller shall, and shall cause each of its Subsidiaries and (subject to the consent, voting or veto rights of Fujian Fufa Company Limited under the joint venture agreement or any other agreement relating to MagneTek Fuzhou) MagneTek Fuzhou to, take all actions commercially reasonable to ensure that all Contracts entered into by Seller, MagneTek Fuzhou or any such Subsidiaries on or after the date of this Agreement and prior to the Closing Date do not require a consent or other action by any Person as a result of the execution, delivery or performance of the Transaction Documents or the consummation of the Contemplated Transactions.

         SECTION 8.7. MAGNETEK FUZHOU PAYABLES/RECEIVABLES. All intercompany accounts (including without limitation the net receivable payable and the current portion of long-term debt) between Seller or its Subsidiaries, on the one hand, and MagneTek Fuzhou or MagneTek China, on the other hand, as of the Closing shall be netted (irrespective of the terms of payment of such intercompany accounts) at the Closing. The balance of any amount due to Seller from MagneTek Fuzhou shall be assigned to Buyer in accordance with Section 2.01(o). Seller represents that Schedule 8.07 sets forth a statement describing in reasonable detail the calculation of all such intercompany account balances based upon the latest available financial information as of such date.

         SECTION 8.8. CONVEYANCE OF CERTAIN INTELLECTUAL PROPERTY RIGHTS. As soon as possible, but in no event later than 30 days, after the Closing Date, Seller shall deliver to Buyer all of the computer libraries of designs and computer modules owned by Seller which relate primarily to the Business, it being understood that such libraries and modules shall constitute Purchased Assets under this Agreement and that such conveyance shall be in the form of the media available to MagneTek (without additional expense except as to the separation of the relevant design modules), including source code and documentation, if applicable.

         SECTION 8.9. APPROVALS/WAIVERS RELATING TO MAGNETEK CHINA. Seller agrees to take any and all ministerial steps or actions required, if any, to secure the approval of Fuzhou COFERT, and any other relevant Chinese authority, to perfect the transfer of Seller's interest in MagneTek Fuzhou to MagneTek China. In addition, Seller agrees to waive any amounts due to it currently, or in the future, from MagneTek China relating to any royalty, or any other, payments.



                                    ARTICLE 9

                               COVENANTS OF BUYER

         SECTION 9.1. ACCESS. On and after the day of the Closing, Buyer will afford promptly to Seller, its Affiliates and its Representatives reasonable access to its books and records during normal business hours and upon reasonable prior notice to permit Seller to determine any matter relating to its rights and obligations under any of the Transaction Documents; PROVIDED that any such access by Seller, its Affiliates or its Representatives shall not unreasonably interfere with the conduct of the business of Buyer. Buyer will retain all records of the Business included in the Purchased Assets for a period of seven years following the Closing Date.

         SECTION 9.2. CONFIDENTIALITY. Buyer agrees that all information provided to Buyer or any of its Affiliates and Representatives as contemplated by this Agreement will be treated as if provided under the Confidentiality Agreement. Buyer and Seller agree that the Confidentiality Agreement shall terminate upon the Closing; PROVIDED that the obligations imposed upon Buyer by the Confidentiality Agreement to hold in confidence any information provided to Buyer under the Confidentiality Agreement that relates to any business of Seller (other than the Business) shall survive for the period of time specified in the Confidentiality Agreement.



                                   ARTICLE 10

                          COVENANTS OF BUYER AND SELLER

         SECTION 10.1. FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the Contemplated Transactions. Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Contemplated Transactions and to transfer the Business and the Purchased Assets to Buyer.

         SECTION 10.2. CERTAIN FILINGS. Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Contracts, in connection with the consummation of the Contemplated Transactions and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 10.3. PUBLIC ANNOUNCEMENTS. Seller and Buyer agree to consult with one another before issuing any press release or making any public statement with respect to the Transaction Documents or the Contemplated Transactions and, except as may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 10.4. TRADEMARKS; TRADENAMES. After the Closing, Buyer and its Affiliates shall have the right to sell existing inventory and to use existing packaging, labeling, containers, supplies, technical data sheets and any similar materials bearing any MagneTek Rights until the earlier of (i) 12 months after the Closing Date and (ii) the date existing inventory is exhausted. For a reasonable period not to exceed 12 months after the Closing Date, Buyer shall have the right to use MagneTek Rights in advertising that cannot be changed by Buyer using reasonable efforts. Buyer shall comply with all Applicable Laws in any use of packaging or labeling containing MagneTek Rights.

         SECTION 10.5. WARN ACT. The parties agree to cooperate in good faith to determine whether any notification may be required under the WARN Act (and any similar state or local laws) as a result of the Contemplated Transactions. Buyer will be responsible for providing any notification that may be required under the WARN Act (and any similar state or local laws) with respect to any Transferred Employees. Seller will be responsible for providing any notification that may be required under the WARN Act (and any similar state or local laws) with respect to any employees of the Business that are not Transferred Employees.

         SECTION 10.6. SELLER ACCOUNTS RECEIVABLE. Buyer agrees to forward or cause to be forwarded to Seller, within three Business Days after the receipt and determination thereof, any and all proceeds from accounts receivable of Seller (relating to a business other than the Business) that are received by Buyer or any of its Subsidiaries after the Closing Date. If, after the Closing Date, Buyer or any of its Subsidiaries receives any payment from any Person who at the time has outstanding accounts receivable as to both Buyer and Seller, and the payment (a) does not indicate whether it is in respect of Seller accounts receivable (relating to a business other than the Business) or Buyer accounts receivable or (b) indicates that it is in payment of both types of accounts receivable without specifying the portion to be allocated to each, then Seller or Buyer shall consult with one another to determine the proper allocation of such payment; and, if they are unable to reach agreement on the proper allocation, such payment shall be applied so as to retire Seller accounts receivable and Buyer accounts receivable in chronological order based upon the period of time such accounts receivable have existed on the books of Buyer, Seller or any Subsidiary of either, as applicable.

         SECTION 10.7. HUNGARIAN ASSETS. Seller shall provide Buyer with access (at reasonable times) to the facilities where the Hungarian Assets are located. Seller shall permit Buyer (with minimal reasonable disruption of Seller's business) to crate and ship the Hungarian Assets at Buyer's sole cost and risk and Buyer agrees to ship all such Hungarian Assets no later than 60 days after the date hereof.

         SECTION 10.8. INTEREST ON LATE PAYMENTS. Buyer and Seller each agree that all payments to be made by any party pursuant to any provision in this Agreement and not paid within 10 days of demand, shall bear interest at a rate per annum equal to the effective interest rate per annum on 90-day U.S. Treasury Bills in effect from time to time during the 90-day period beginning immediately prior to the date of demand of such payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

         SECTION 10.9. ASSUMPTION OF WAREHOUSE LEASE. For a period not to exceed three months after the Closing Date (the "OPTION PERIOD"), Buyer shall have the right, but not the obligation, to assume all of Seller's rights and obligations, and Seller agrees to convey, transfer and assign to Buyer all of its rights and obligations, under the Warehouse Lease. Buyer shall notify Seller no later than 5 days prior to the proposed date of assignment that it wishes to exercise its right under this Section 10.09 (the "PURCHASED RIGHT"). If Buyer so notifies Seller, then the Warehouse Lease shall be deemed for the purposes of this Agreement to constitute a Purchased Asset and future obligations arising thereunder shall constitute an Assumed Liability. If Buyer does not exercise its Purchase Right, Buyer shall remove all equipment relating to the Business from the Warehouse no later than the last day of the Option Period.

         SECTION 10.10. PAYMENT OF PAYABLES. To the extent reflected in the Lexington Closing Balance Sheet or the amount paid by Seller below, Buyer agrees to pay, in the ordinary course, all accounts payable outstanding on the date hereof attributable to the Business and the motors business conducted at the Lexington Tennessee Facility. No later than 21 days from the date hereof, Seller agrees to pay to Buyer an amount equal to Seller's good faith estimate of the aggregate amount of such payables attributable to the motors business. Any amounts not paid by Seller pursuant to the preceding sentence shall be accrued on the Lexington Closing Balance Sheet.



                                   ARTICLE 11

                                   TAX MATTERS

         SECTION 11.1. TAX REPRESENTATIONS. Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date that:

                  (a) Seller has or, if applicable will have, timely paid all Taxes payable by it for the Pre-Closing Tax Period which will have been required to be paid prior to the Closing Date, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business following the Closing Date or would result in Buyer becoming liable or responsible therefor, other than Taxes contested in good faith through appropriate proceedings, as set forth on Schedule 11.01.

                  (b) Seller has established, in accordance with United States generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay all Tax liabilities, assessments, interest and penalties which arise from or with respect to the Purchased Assets or the operation of the Business and are the responsibility of Seller pursuant to this Agreement, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business following the Closing Date or would result in Buyer becoming liable therefor, other than Taxes contested in good faith through appropriate proceedings, as set forth on Schedule 11.01.

                  (c) With respect to the Business, (i) other than with respect to Taxes contested in good faith through appropriate proceedings, as set forth on Schedule 11.01, all material Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of Seller (to the extent related to the Business), the Business or MagneTek Fuzhou (collectively, the "RETURNS") have, to the extent required to be filed on or before the date of this Agreement, been filed when due in accordance with all Applicable Laws; (ii) as of the time of filing, such Returns correctly reflected the facts regarding the income, business, assets, operations, activities and status of Seller (to the extent related to the Business), the Business and any other information required to be shown therein; and (iii) all Taxes shown as due and payable on such Returns that have been filed have been timely paid, or withheld and remitted to the appropriate Taxing Authority.

                  (d) MagneTek Fuzhou is not and never has been part of an affiliated, consolidated, combined or unitary group.

                  (e) With the exception of that certain Sino-American Equity Joint Venture Contract Between Fujian Fufa Limited and MagneTek, Inc. for the Establishment of MagneTek Fuzhou Generator Limited, neither Seller nor MagneTek Fuzhou has entered into any agreement or arrangement with any Person (including any Taxing Authority) with regard to Taxes that is or will be binding on Buyer, MagneTek Fuzhou or any of their Affiliates.

         SECTION 11.2. TAX COOPERATION; ALLOCATION OF TAXES; TAX COVENANTS . (a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Purchased Assets for a period of at least six years following the Closing Date. At the end of such period, each party shall provide the other with at least ten days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Seller and Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets or the Business.

          (b) All real property taxes, personal property taxes and similar ad valorem obligations not accrued on the Lexington Balance Sheet levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the day of the Closing (collectively, the "APPORTIONED Obligations") shall be apportioned between Seller and Buyer based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period after the Closing Date (with respect to any such taxable period, the "POST-CLOSING TAX PERIOD"). Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, except to the extent such taxes are included as a liability in computing Lexington Closing Net Worth or Fuzhou Closing Net Worth, as finally determined pursuant to Section 2.09, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for real or personal property taxes relating to the Purchased Assets, each of Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 11.02(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. In the event that either Seller or Buyer shall make any payment for which it is entitled to reimbursement under this Section 11.02(b), the other party shall make such reimbursement promptly but in no event later than 10 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

          (c) Subject to Section 16.11, all Transfer Taxes incurred in connection with the Contemplated Transactions shall be paid one-half by Buyer and one-half by Seller. Seller and Buyer will, each at its own expense, file all necessary Tax returns and other documentation with respect to such Transfer Taxes required to be filed by each of them. Upon receipt of any bill for such Transfer Taxes, each of Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this
Section 11.02(c) together with such supporting evidence as is reasonably necessary to calculate the proration amount. In the event that either Seller or Buyer shall make any payment for which it is entitled to reimbursement under this Section 11.02(c), the other party shall make such reimbursement promptly but in no event later than 10 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

          (d) With respect to MagneTek Fuzhou and MagneTek China, (i) without the prior written consent of Buyer, neither Seller nor any Subsidiary of Seller shall, to the extent it may affect or relate to MagneTek Fuzhou or MagneTek China, nor shall Seller or any Subsidiary of Seller (subject to the consent, voting or veto rights of Fujian Fufa Company Limited under the joint venture agreement or any other agreement relating to MagneTek Fuzhou) cause or permit MagneTek Fuzhou to, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax Asset of MagneTek Fuzhou, MagneTek China or Buyer; and (ii) to the extent within the control of Seller or any Subsidiary of Seller, all Returns not required to be filed on or before the date of this Agreement (x) will be filed when due in accordance with all Applicable Laws and (y) as of the time of filing, will correctly reflect the facts regarding the income, business, assets, operations, activities and status of MagneTek Fuzhou and MagneTek China and any other information required to be shown therein.

           (e) Seller agrees to cooperate with Buyer in its efforts to secure the same Tennessee unemployment insurance rate currently assigned to Seller under Tenn. Code. Ann. Sec. 50-7-403(b)(2). Seller understands and acknowledges that Buyer may seek to make an election under Sections 338 and 754 of the Code with respect to the acquisition of the shares of MagneTek China and any resulting deemed acquisition of the interests in MagneTek Fuzhou, respectively, and Seller will not object to any such election. Seller will cooperate if required and as reasonably requested in order to enable MagneTek China to make an election under Section 754 of the Code with respect to a deemed sale of its interest in MagneTek Fuzhou arising from any such election under Section 338 of the Code. Notwithstanding anything in this Agreement to the contrary, (i) Seller makes no representations concerning the ability to make or the consequences of making any such election, and (ii) Seller and its Affiliates shall have no liability to Buyer or its Affiliates, and Buyer and its Affiliates shall have no liability to Seller and its Affiliates, arising from or relating to any such elections (and for purposes of this clause (ii) MagneTek China and MagneTek Fuzhou shall be considered Affiliates of Buyer).



                                   ARTICLE 12

                                EMPLOYEE BENEFITS

         SECTION 12.1. ERISA REPRESENTATIONS. Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date that:

         (a) Schedule 12.01(a) lists each material "EMPLOYEE BENEFIT PLAN", as such term is defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Seller or any of its ERISA Affiliates and (iii) covers any current employee of the Business (hereinafter referred to collectively as the "EMPLOYEE PLANS"). With respect to each Employee Plan, Seller has provided a true and complete copy of such plan document and the most recently filed Form 5500 and an accurate summary description of such plan. Seller has provided Buyer with or made available to Buyer, or has caused to be provided to Buyer or made available to Buyer, complete actuarial data (including age, salary, service and related data) as of the most recent practicable date for employees of the Business.

         (b) Except as provided in Schedule 12.01(b), no Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. Neither Seller nor any of Seller's Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of or complete or partial withdrawal from any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Buyer or any of its Affiliates.

         (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

         (d) Schedule 12.01(d) includes a list of each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Seller or any of its ERISA Affiliates and (iii) covers any U.S. employee of the Business. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been made available or furnished previously to Buyer are hereinafter referred to collectively as the "BENEFIT ARRANGEMENTS." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by Applicable Law.

         (e) With respect to the employees of the Business, there are no employee post-retirement medical or health plans in effect, except as required by Section 601 of ERISA or as otherwise disclosed on Schedule 12.01(e).

         (f) Except as disclosed on Schedule 12.01(f), there has been no amendment to, written interpretation of or announcement (whether written or not written) by Seller or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the aggregate expense of maintaining such Employee Plans and Benefit Arrangements above the level of the expense incurred in respect thereof for the most recent fiscal year.

         (g) The Purchased Assets are not now nor will they after the passage of time be subject to any Lien imposed under Section 412(n) of the Code by reason of the failure of Seller or its Subsidiaries to make timely installments or other payments required by Section 412 of the Code.

         (h) No Transferred Employee will become entitled to any severance benefit or enhanced benefit solely as a result of the Contemplated Transactions.

         (i) Except as set forth in Schedule 12.01(i), neither Seller nor any of its Subsidiaries has incurred any liability under any International Plan that could become, after the Closing Date, an obligation of Buyer or any of its Affiliates.

         SECTION 12.2. EMPLOYEES AND OFFERS OF EMPLOYMENT. (a) A reasonable time prior to, and effective on the day of the Closing, Buyer shall offer employment to all active employees of the Business, other than employees of MagneTek Fuzhou; PROVIDED that Buyer may terminate at any time after the day of the Closing the employment of any employee who accepts such offer. For purposes of this Article 12, the term "ACTIVE EMPLOYEE" shall mean any individual who, at the Closing Date, is actively employed by Seller (and listed on Schedule 4.13), including any employee who is on vacation leave or jury duty, or who is on other authorized leave of absence other than family or worker's compensation leave, military service or lay-off with recall rights as of the Closing Date (all such inactive employees shall be offered employment by Buyer prior to the Closing Date but only effective as of the date they return to active employment in the Business), but shall exclude any other inactive or former employee including any individual who is on short-term or long-term disability leave or unauthorized leave of absence or who has terminated his or her employment or retired before the Closing Date. Any such offers shall be at such salary or wage and benefit levels and on such other terms and conditions as Buyer shall in its sole discretion deem appropriate. The employees who accept and actually commence employment with Buyer are hereinafter collectively referred to as the "TRANSFERRED EMPLOYEES". Seller will not take, and will cause each of its Subsidiaries not to take, any action which would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Transferred Employees. Buyer shall not assume responsibility for any Transferred Employee until such employee commences employment with Buyer.

         SECTION 12.3. SELLER'S EMPLOYEE BENEFIT PLANS. (a) Seller shall retain all obligations and liabilities under the Employee Plans, Benefit Arrangements and International Plans in respect of each employee or former employee (including any beneficiary thereof) who is not a Transferred Employee. Except as expressly set forth in this Article 12, Seller or its designated Affiliate shall retain all liabilities and obligations in respect of Transferred Employees under the Employee Plans, Benefit Arrangements and International Plans, and neither Buyer nor any of its Affiliates shall have any liability with respect thereto. Except as expressly set forth in this Article 12, no assets of any Employee Plan, Benefit Arrangement or International Plan shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates. Accrued benefits or account balances of Transferred Employees under the Employee Plans that are intended to qualify under Section 401(a) of the Code shall be 100% vested as of the Closing Date.

          (b) With respect to any Employee Plan or Benefit Arrangements covering medical expenses, Seller shall be responsible for all claims (whether or not reported) and expenses incurred during the period prior to the Closing Date. On the Closing Date, Buyer or one of its Affiliates shall make available to the Transferred Employees a health plan which shall waive any exclusion or limitation with respect to pre-existing conditions and shall provide that any expenses incurred under a health plan of Seller by a Transferred Employee or his covered beneficiaries or dependents during 1999 shall be taken into account under such Buyer health plan for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions. Buyer shall cause its health plan to be responsible in accordance with the terms thereof for all health benefit claims by Transferred Employees and their covered beneficiaries or dependents for claims incurred on or after the Closing Date.

         SECTION 12.4. BUYER BENEFIT PLANS. (a) Buyer or one of its Affiliates will recognize all service of the Transferred Employees with Seller or any of its Subsidiaries, for purposes of eligibility to participate and vesting in those employee benefit plans, within the meaning of Section 3(3) of ERISA, in which the Transferred Employees are enrolled by Buyer or one of its Affiliates after the Closing Date.

         (b) Effective not later than the Closing Date, Buyer shall adopt or designate a defined contribution plan qualified under Section 401(a) and Section 401(k) of the Code (the "BUYER 401(K) PLAN") in which Transferred Employees shall be eligible to participate on and after the Closing Date to the same extent such Transferred Employees were eligible to participate in the MagneTek Flexcare Plus Retirement Savings Plan ("SELLER 401(K) PLAN") immediately prior to the Closing Date.

         (c) Effective on the Closing Date Seller shall spinoff to the Buyer 401(k) Plan the accounts of the Transferred Employees in the Seller 401(k) Plan and as soon as practicable following the Closing Date, but not later than August 1, 1999, Seller shall cause to be transferred to the Buyer 401(k) Plan cash, or other assets, including participant notes held in such transferred accounts as Buyer and Seller may agree, having a fair market value equal to the aggregate value of the account balances in the Seller 401(k) Plan as of the date of the plan asset transfer for each Transferred Employee. Prior to the actual transfer of such assets, the Transferred Employees shall not be permitted to make withdrawals or loans from the spunoff accounts and any loan repayments with respect to spunoff participant notes shall be made to the trustee of the Buyer 401(k) Plan trust.

         (d) Seller and Buyer shall cooperate with each other during the period beginning on the date hereof and ending on the date the assets are transferred to the trust maintained under the Buyer 401(k) Plan to ensure the ongoing operation and administration of the Seller 401(k) Plan and the Buyer 401(k) Plan with respect to such Transferred Employees. Following such transfer of assets, Buyer shall assume all of the Seller's liabilities under the Seller 401(k) Plan with respect to such Transferred Employees and Seller shall have no further liability to such Transferred Employees under the Seller 401(k) Plan other than liability arising out of any breach of fiduciary duties or any non-exempt prohibited transaction occurring prior to such transfer of assets and liabilities.

         SECTION 12.5.  QUALIFIED DEFINED BENEFIT PLANS.

          (a) Seller shall retain all liabilities and obligations under the MagneTek Flexcare Plus Retirement Pension Plan ("SELLER RETIREMENT PLAN") in respect of benefits accrued thereunder by Transferred Employees prior to the Closing Date. No Transferred Employee shall accrue any benefit under the Seller Retirement Plan in respect of service with Buyer after the Closing Date. No assets or liabilities of the Seller Retirement Plan shall be transferred to a pension plan maintained by Buyer. For the Plan year in which the Closing Date occurs, Seller shall provide each Transferred Employee with the contribution credit such Transferred Employee would have accrued under the Seller Retirement Plan had such employee remained employed by Seller through the end of such Plan year, but based only on the Transferred Employee's covered compensation earned through the Closing Date.

          (b) (i) Effective as of the Closing Date, Buyer shall adopt or designate a defined benefit retirement plan qualified under Section 401(a) of the Code ("BUYER PENSION PLAN") under which all Transferred Employees who were participants in the Seller Retirement Plan immediately prior to the Closing Date shall be eligible to participate, and which provides retirement benefits at normal retirement age that are in the aggregate substantially similar in value to those in effect under the Seller Retirement Plan on the date hereof.

                 (ii) The Buyer Pension Plan shall provide that service recognized for purposes of determining benefits under the Seller Retirement Plan prior to the Closing Date shall constitute service under the Buyer Pension Plan for purposes of vesting, eligibility for participation, early retirement, early retirement subsidies, and for such other purposes as Buyer deems appropriate. The amount of benefit provided under the Buyer Pension Plan shall be based solely on benefit service with Buyer after the Closing Date and pensionable compensation earned with Buyer and Seller.

                (iii) Notwithstanding (ii), Transferred Employees who meet the requirements outlined in Section A5.2 of Supplement A to the Seller Retirement Plan as in effect on the Closing Date and who were former Century Plan participants as defined in that section shall be considered to be "GRANDFATHERED TRANSFERRED EMPLOYEES." With respect to each Grandfathered Transferred Employee, the amount of benefit provided under the Buyer Pension Plan shall be determined as the greater of (A) or (B) below, as follows:

                           (A) The benefit described in Section A5.2(b)(ii) of
                  the Seller Retirement Plan in effect on the Closing Date, based on total benefit service and pensionable compensation with Buyer and Seller at the time employment with Buyer terminates, and payable as a life annuity, reduced by the amount payable under the Seller Retirement Plan as a life annuity as if such employee had elected the same commencement date under the Seller Retirement Plan.

                           (B) The sum of (i) and (ii):

                                     (i) The benefit described in Section
                           A5.2(b)(ii) of the Seller Retirement Plan in effect on the Closing Date, based on benefit service with Seller as of the Closing Date, but reflecting all pensionable compensation with Buyer and Seller at the time employment with Buyer terminates, payable as a life annuity, reduced by the amount payable under the Seller Retirement Plan as a life annuity as if such employee had elected the same commencement date under the Seller Retirement Plan.

                                    (ii) The benefit earned under the Buyer
                           Pension Plan based on benefit service with Buyer after the Closing Date and all pensionable compensation earned with Buyer and Seller.

                 (iv) In consideration of (iii) above and the increased pension cost to Buyer, Buyer and Seller agree that the amount of $120,000 will be reflected as a liability on the Lexington Closing Balance Sheet.

         SECTION 12.6. RETIREE HEALTH. (a) Buyer shall assume liability for retiree health benefits in respect of Transferred Employees who were employed by Seller prior to January 1, 1992 and who are or will be entitled to retiree health benefits under the terms of Seller's Retiree Medical Plan ("PARTICIPATING TRANSFERRED EMPLOYEES"). Seller shall retain all retiree health liabilities attributable to any period prior to the Closing Date, if any, in respect of all other Transferred Employees, including those hired by Seller on or after January 1, 1992. Effective as of the Closing Date, Buyer shall adopt or designate a retiree medical plan in which all Participating Transferred Employees shall be eligible to participate, and which shall provide retiree medical benefits that are in the aggregate substantially similar in value to those provided under Seller's Retiree Medical Plan. Buyer agrees not to terminate or amend in a manner that is materially adverse to the Participating Transferred Employees the rights and benefits of Participating Transferred Employees in such retiree medical plan.

          (b) In consideration of the foregoing and the increased retiree medical cost to Buyer, Buyer and Seller agree that the amount of $1,350,000 will be reflected as a liability on the Lexington Closing Balance Sheet.

         SECTION 12.7. NO THIRD PARTY BENEFICIARIES. No provision of this
Article 12 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its Subsidiaries in respect of continued employment (or resumed employment) with either Buyer or any of its Affiliates and no provision of this Article 12 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement which may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing any such plans or arrangements of Buyer or any of its Affiliates.

         SECTION 12.8. PAYMENT OF WORKERS' COMPENSATION CLAIMS AND HEALTH INSURANCE CLAIMS. Seller agrees to promptly process and to promptly pay, in each case consistent with past practice, (i) all workers' compensation claims with respect to injuries to Transferred Employees prior to the Closing Date and (ii) all claims under health insurance plans of Seller or any of its Subsidiaries with respect to medical services rendered to Transferred Employees prior to the Closing Date.

         SECTION 12.9. CAFETERIA PLAN. On the Closing Date, Seller shall spinoff to Buyer, and Buyer shall become the sponsor of, that portion of the MagneTek, Inc. Cafeteria Plan that is applicable to Transferred Employees, as provided in the spinoff/transfer of sponsorship agreement attached as Schedule 12.09 hereto.



                                   ARTICLE 13

                              CONDITIONS TO CLOSING



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


         SECTION 13.1. CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

                  (a) Any applicable waiting period under the HSR Act relating to the Contemplated Transactions hereby shall have expired or been terminated.

                  (b) No provision of any Applicable Law shall prohibit the consummation of the Closing.

                  (c) The Manufacturing and Facilities Agreement shall have been executed and delivered.

         SECTION 13.2. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) (i) Seller shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it prior to the Closing Date, (ii) the representations and warranties of Seller contained in the Transaction Documents and in any certificate or other writing delivered by Seller or any Subsidiary of Seller pursuant to any Transaction Document shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) Buyer shall have received a certificate signed by an officer of Seller to the foregoing effect.

                  (b) There shall not be threatened, instituted or pending any action or proceeding by any Person before any Governmental Authority,
         (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the Purchased Assets or of any portion of the business or assets of Buyer or any of its Affiliates or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the Purchased Assets or of any portion of the business or assets of Buyer or any of its Affiliates or (ii) seeking to require divestiture by Buyer or any of its Affiliates of any Purchased Assets.

                  (c) The Voltage Regulator Supply Agreement, the MIS Agreement and the License Agreement shall have been executed at delivered.

                  (d) Seller shall have received all Required Consents and all consents, authorizations or approvals from the Governmental Authorities referred to in Section 3.03 or 4.14, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

                  (e) Buyer shall have obtained (i) an Owner's Policy of Title Insurance insuring good and marketable title to the Real Property described on Schedule 4.06(a) subject only to Permitted Liens and (ii) a survey of such Real Property disclosing a state of facts that, subject to Permitted Liens, would not otherwise render title unmarketable.

                  (f) Buyer shall have received all documents it may reasonably request relating to the existence of Seller and the authority of Seller for each of the Transaction Documents, all in form and substance reasonably satisfactory to Buyer.

         SECTION 13.3. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) (i) Buyer shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it prior to the Closing Date, (ii) the representations and warranties of Buyer contained in the Transaction Documents and in any certificate or other writing delivered by Buyer or any Subsidiary of Buyer pursuant to the Transaction Documents shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Seller shall have received a certificate signed by an officer of Buyer to the foregoing effect.

                  (b) Buyer shall have received all consents, authorizations or approvals from Governmental Authorities referred to in Section 7.03, in each case in form and substance reasonably satisfactory to Seller, and no such consent, authorization or approval shall have been revoked.

                  (c) Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for each of the Transaction Documents, all in form and substance reasonably satisfactory to Seller.



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


                                   ARTICLE 14

                            SURVIVAL; INDEMNIFICATION

         SECTION 14.1. SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement or in any other Transaction Documents or in any certificate or other writing delivered pursuant to any Transaction Document shall survive the Closing until 24 months after the Closing Date; PROVIDED that the representations and warranties contained in (i) Sections 3.01, 3.02, 4.07(b) and Article 6 shall survive indefinitely and (ii) Section 5.13,
Article 11 and Section 12.01(b), (c) and (g) shall survive until 60 days after the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties (including, without limitation, the covenants and agreements of the parties set forth in this
Article 14) contained in this Agreement or in any other Transaction Document shall survive indefinitely.

         SECTION 14.2. INDEMNIFICATION. (a) In the event the Closing occurs, Seller hereby indemnifies Buyer and its Affiliates and Representatives (each a "BUYER INDEMNIFIED PARTY") against and agrees to hold each of them harmless from any and all Damages incurred or suffered by such Buyer Indemnified Parties arising out of:

                  (i) any breach of representation, warranty, covenant or agreement made or to be performed by Seller or any of its Subsidiaries pursuant to any of the Transaction Documents;

                 (ii) any Excluded Liability (including, without limitation, any failure by Seller or any of its Subsidiaries to perform or in due course pay and discharge any Excluded Liability);

                (iii) any liability in respect of any Taxes of MagneTek Fuzhou that are attributable to the Pre-Closing Tax Period, other than Taxes incurred on the Closing Date arising outside of the ordinary course of the Business as a result of actions taken by or at the request of Buyer or its

         Affiliates (other than actions provided for or contemplated by this Agreement) and any Taxes that are the responsibility of Buyer pursuant to Section 11.02;

                 (iv) the enforcement of the rights of any Buyer Indemnified Party under this Section 14.02(a);

                  (v) any action, proceeding, investigation, or other negotiation with the Equal Employment Opportunity Commission or any other plaintiff or potential plaintiff which (i) relates to or arises out of any pre-Closing employment discrimination attributable to Seller and (ii) relates to issues raised, directly or indirectly, by EEOC Charge Number ###-##-####, which Damages may include, but shall not be limited to, all training costs associated with any equitable remedy imposed by any court of competent jurisdiction or pursuant to an agreement relating to issues, directly or indirectly, raised by EEOC Charge Number ###-##-####;

                 (vi) any other action, proceeding, investigation, or other negotiation with the Equal Employment Opportunity Commission or any other plaintiff or potential plaintiff which relates to or arises out of any pre-Closing employment discrimination attributable to Seller, which Damages may include, but shall not be limited to, all training costs associated with any equitable remedy imposed by any court of competent jurisdiction or pursuant to an agreement relating to the foregoing;

                (vii) any liability or obligation of MagneTek China of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise relating to any period prior to the Closing Date, whether or not known on the Closing Date;

               (viii) the items described on Schedule 4.14, numbers 7 and 15, arising, respectively, out of any obligation or failure to comply with the provisions of the Resource Conversion and Recovery Act of 1976, as amended or the federal categorical waste pretreatment standards pursuant to the Clean Water Act of 1977, as amended; or

                 (ix) any On-Site Environmental Liability of which Seller has been notified within five (5) years from the Closing Date

PROVIDED that (A) Seller shall not be liable under Section 14.02(a)(i) for breaches of representation or warranty (other than representations and warranties contained in Article 6 and Section 11.01) unless the aggregate amount of Damages with respect thereto exceeds $1 million (in which case Seller shall indemnify Buyer for such $1 million plus any amount in Damages exceeding such amount), (B) Seller's maximum liability under Section 14.02(a)(i) for breaches of representation or warranty (other than the representations and warranties contained in Article 5, all representations and warranties contained in Articles 11 and 12 relating to MagneTek Fuzhou, Article 6 and Section 11.01) shall not exceed $115 million inclusive of the amount under clause (C) and (C) Seller's maximum liability under Section 14.02(a)(i) and (iii) with respect to any representations or warranty contained in Article 5 and all representation and warranties contained in Articles 11 and 12 relating to MagneTek Fuzhou shall not exceed $3 million. The fact that the survival period with respect to any representation or warranty has terminated or that indemnification for breaches of representations and warranties is subject to the limitations set forth in this Section 14.02(a) shall not limit or affect in any respect Seller's indemnification obligations with respect to any covenants, agreements, Excluded Liabilities or Taxes (even if such obligations are also the subject of a representation or warranty). For purposes of Section 14.02(a)(iii), in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the day of the Closing ("STRADDLE Taxes"), the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall (x) in the case of any Tax based on or related to income or expenses (including but not limited to payroll) and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date and
(y) in all other cases, be determined on a per diem basis.

          (b) Buyer hereby indemnifies Seller and its Affiliates and Representatives (each a "SELLER INDEMNIFIED PARTY") against and agrees to hold each of them harmless from any and all Damages incurred or suffered by such Seller Indemnified Parties arising out of:

                  (i) any or breach of representation, warranty, covenant or agreement made or to be performed by Buyer pursuant to any of the Transaction Documents;

                 (ii) any Assumed Liability (including, without limitation, any failure by Buyer to perform or in due course pay and discharge any Assumed Liability) assigned to and assumed by Buyer pursuant to the terms of this Agreement, any Taxes of or relating to the Business for periods other than Pre-Closing Tax Periods for which Seller is not liable pursuant to Section 14.02(a), and Tax liability, if any, arising from the Business incurred on the Closing Date as a result of actions taken by Buyer or its Affiliates outside of the ordinary course of the Business (other than actions provided for or contemplated by this Agreement);

                (iii) the enforcement of the rights of any Seller Indemnified Party under this Section 14.02(b); or

                 (iv) the conduct of the Business on or after the Closing Date.

         (c) Buyer shall not be indemnified for Damages (determined as provided below) relating to any breach of a representation or warranty of Seller under this Agreement to the extent such breach is known to a member of the senior management of Buyer (which shall be understood to include Messrs. Robert Levy and Jean-Paul Montupet) prior to the Buyer's execution and delivery of this Agreement. For such purposes, the non-indemnified Damages shall be limited to the type of Damages and the amount thereof actually known to the applicable member of Buyer's senior management prior to the execution and delivery of this Agreement attributable to such breach. Seller shall bear the burden of proof with respect to this Section 14.02(c). The foregoing shall not limit any of Buyer's other rights to indemnification.

         SECTION 14.3. LIMITATION ON INDEMNITY. (a) The amount of any Damages for which indemnification is provided to Buyer under this Article 14 shall be net of any reserve in respect thereof reflected on the Closing Statements.

         (b) No party shall, in any event, be liable to any Indemnified Party for any consequential damages relating to the breach or alleged breach of this Agreement. Each party agrees that it will not seek punitive damages as to any matter under, relating to or arising out of the Contemplated Transactions.

         (c) The parties hereto agree that the provisions of the Transaction Documents are intended to provide the exclusive remedy as to all Damages each may incur arising from, or relating to, the Contemplated Transactions and each party hereby waives, to the extent it may do so, any other rights or remedies that may arise under any applicable statute, rule or regulation with respect to the Contemplated Transactions, including, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Law.

         (e) To the extent permitted by law, any indemnification payment for Taxes for purposes of federal, state and local income Taxes, be treated as a purchase price adjustment.

         SECTION 14.4. PROCEDURES FOR THIRD PARTY CLAIMS. (a) The parties seeking indemnification under Section 14.02 (the "INDEMNIFIED PARTIES") agree to give prompt notice to the parties against whom indemnity is sought (the "INDEMNIFYING PARTIES") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under
Section 14.02 (the "THIRD PARTY CLAIMS"). The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Parties from any liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 14.04, except to the extent such failure shall actually prejudice an Indemnifying Party.

          (b) Upon receipt of notice from the Indemnified Parties pursuant to
Section 14.02(a), the Indemnifying Parties will, subject to the provisions of
Section 14.04(c) and except with respect to a claim relating to Straddle Taxes, assume the defense and control of such Third Party Claims but shall allow the Indemnified Parties a reasonable opportunity to participate in the defense of such Third Party Claims with their own counsel and at their own expense (except as provided in Section 14.04(d)). In the case of Straddle Taxes, the Indemnified Party shall allow the Indemnifying Parties a reasonable opportunity to participate in the defense of such Third Party Claims with their own counsel and at their own expense. The Indemnifying Parties shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Parties, shall take all steps necessary in the defense or settlement of such Third Party Claims, and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Parties shall, and shall cause each of their Affiliates and Representatives to, cooperate fully with the Indemnifying Parties in the defense of any Third Party Claim defended by the Indemnifying Parties.

          (c) The Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the consent of any Indemnified Party, but only if the Indemnifying Parties shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement,
(2) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply or adversely affect any Indemnified Party or the conduct of any Indemnified Party's business, (3) not enter into any settlement with respect to any Tax if such settlement could adversely affect the Tax liability of Buyer, any of its Affiliates, or, upon Closing, MagneTek Fuzhou and (4) obtain, as a condition of any settlement or other resolution, a complete release of any Indemnified Party potentially affected by such Third Party Claim without further obligation.

Without limitation of the foregoing, Buyer agrees to cooperate with Seller in settling or resolving any action, suit, investigation or proceeding relating to issues raised directly or indirectly by EEOC Charge Number ###-##-####, which cooperation shall include, but not be limited to, not unreasonably withholding its consent to be bound by any order or directive issued by the EEOC.

          (d) The Indemnifying Parties shall also be liable for the reasonable fees and expenses of counsel incurred by each Indemnified Party in defending any Third Party Claim if such Third Party Claim, if successful, is likely to result in a judgment, decree or order of injunction or other equitable relief or relief for other than money Damages against such Indemnified Party.

         SECTION 14.5. PROCEDURES FOR DIRECT CLAIMS. In the event any Indemnified Party should have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section
14.05. If the Indemnifying Party does not notify the Indemnified Party within 20 calendar days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Article 14, the claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article 14, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, the Indemnifying Party and the Indemnified Party shall resolve such dispute in accordance with Section 16.06.



                                   ARTICLE 15

                                   TERMINATION

         SECTION 15.1. GROUNDS FOR TERMINATION. The Transaction Documents may be terminated at any time prior to the Closing:

          (a) by mutual written agreement of Buyer and Seller;

          (b) by either Buyer or Seller if the Closing shall not have been consummated within 6 months of the date of this Agreement (the "END DATE"); PROVIDED that neither Buyer nor Seller may terminate the Transaction Documents pursuant to this Section 15.01(b) if the Closing shall not have been consummated by the End Date by reason of the failure of such party or any of its Subsidiaries to perform in all material respects any of its or their respective covenants or agreements contained in the Transaction Documents;

          (c) by Buyer, if a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 13.01 or 13.02 not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days following receipt by Seller of notice of such breach from Buyer;

          (d) by Seller, if a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 13.01 or
13.03 not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days following receipt by Buyer of notice of such breach from Seller; or

          (e) by either Buyer or Seller if there shall be any law or regulation that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if consummation of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         The party desiring to terminate the Transaction Documents pursuant to clauses (b) - (e) of the preceding sentence shall give notice of such termination to the other party.

         SECTION 15.2. EFFECT OF TERMINATION. If the Transaction Documents are terminated as permitted by Section 15.01, such termination shall be without liability of either party (or any Affiliate or Representative of such party) to any other party to any Transaction Document; PROVIDED that if such termination shall result from the (i) failure of any party to this Agreement to fulfill a condition to the performance of the obligations of the other party that is within the control of such party, (ii) failure of any party to this Agreement to perform a covenant or agreement contained in any Transaction Document, or (iii) breach by any party to this Agreement of any representation or warranty or agreement contained in this Agreement made as of the date of this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by any other party as a result of such failure or breach. The provisions of Sections 9.02, 10.03, 14.02, 14.04, 14.05, 16.03, 16.05, 16.06, 16.07 and this Section 15.02 shall survive any termination of the Transaction Documents pursuant to Section 15.01.



                                   ARTICLE 16

                                  MISCELLANEOUS

         SECTION 16.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Buyer, to:

                  Emerson Electric Co.
                  8000 W. Florissant Avenue
                  St. Louis, Missouri 63136
                  Attention: W. Wayne Withers
                  Fax: (314) 553-3205

                  with a copy to:

                  Attention: Robert M. Levy
                  Fax: (314) 553-3851

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: Phillip R. Mills
                  Fax: (212) 450-4800

         if to Seller, to:

                  MagneTek, Inc.
                  26 Century Boulevard

                  Nashville, Tennessee 37214
                  Attention: Samuel A. Miley
                  Fax: (615) 316-5192

                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles
                  California 90071-3197
                  Attention: Jennifer Bellah Maguire
                  Fax: (213) 229-7520

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 16.2. AMENDMENTS AND WAIVERS. (a) Any provision of any Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to such Transaction Document, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 16.3. EXPENSES. Except as otherwise provided in any Transaction Document, all costs and expenses incurred in connection with the Contemplated Transactions shall be paid by the party incurring such cost or expense.

         SECTION 16.4. SUCCESSORS AND ASSIGNS. The provisions of the this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except (i) pursuant to a merger or other business



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combination involving a party hereto, (ii) by Emerson, in whole or in part, to one more of its Affiliates; PROVIDED that, in each case, no such assignment shall relieve the assigning party of, and such party shall remain fully liable for, its duties and obligations hereunder.

         SECTION 16.5. GOVERNING LAW. Each Transaction Document shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 16.6. JURISDICTION. Except as otherwise expressly provided in any of the Transaction Documents, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, any of the Transaction Documents or the Contemplated Transactions shall be brought in a federal court in the United States of America and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, if any federal court shall independently determine that any such suit, action or proceeding cannot be properly litigated in a federal court due to lack of jurisdiction, then such suit, action or proceeding may be brought in any state court in the United States of America which shall have proper jurisdiction. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 16.01 shall be deemed effective service of process on such party.

         SECTION 16.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO ANY OF THE TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS.

         SECTION 16.8. REPRESENTATIONS AND WARRANTIES. Except as expressly provided herein, neither Seller nor any of its Subsidiaries makes any representation or warranty concerning the Purchased Assets or the Business.

         SECTION 16.9. COUNTERPARTS; EFFECTIVENESS. Each Transaction Document may be signed in any number of counterparts, each of which shall be an original,



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with the same effect as if the signatures were upon the same instrument. Each
Transaction Document shall become effective when each party shall have received a counterpart of such Transaction Document signed by the other party to such Transaction Document. No provision of any of the Transaction Documents is intended to confer upon any Person other than the parties to such Transaction Document any rights or remedies under such Transaction Document.

         SECTION 16.10. ENTIRE AGREEMENT. The Transaction Documents (and any other agreements contemplated thereby) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of such documents and supersede all prior agreements and understandings, both oral and written, (including the letter of intent dated December 17, 1998) between the parties with respect to the subject matter of such documents. No representation, inducement, promise, understanding, condition or warranty not set forth in any Transaction Document has been made or relied upon by any party to such Transaction Document.

         SECTION 16.11. BULK SALES LAWS. Buyer and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Seller agrees to indemnify and hold Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any of its Affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

         SECTION 16.12. CAPTIONS. The captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              EMERSON ELECTRIC CO.



                              By:   /s/ ROBERT M. LEVY
                                    ----------------------------------------
                                    Name:    Robert M. Levy
                                    Title:   Assistant Vice President,
                                             Development


                              MAGNETEK, INC.



                              By:   /s/ DAVID P. REILAND
                                    ----------------------------------------
                                    Name:    David P. Reiland
                                    Title:   Senior Vice President and Chief
                                             Financial Officer